UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                               GENERAL MILLS, INC.
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                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
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________________________________________________________________________________
5)   Total fee paid:

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     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

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          3)   Filing Party:

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GENERAL MILLS


                                                     NOTICE OF

                                                     2002 ANNUAL MEETING

                                                     OF STOCKHOLDERS

                                                     AND PROXY STATEMENT







                                                     MEETING DATE:

                                                     Monday, September 23, 2002
                                                     at 11:00 a.m. (CDT)



                                                     MEETING PLACE:

                                                     Children's Theatre Company
                                                     2400 Third Avenue South
                                                     Minneapolis, Minnesota

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                                                                  P.O. Box 1113
                                                          Minneapolis, MN 55440
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GENERAL MILLS
                                                              STEPHEN W. SANGER
                                                      Chairman of the Board and
                                                        Chief Executive Officer





August 15, 2002


Dear Stockholder:

It is my pleasure to invite you to General Mills' 2002 Annual Meeting of Stockholders. We will hold the meeting in the auditorium of the Children's Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota, on Monday, September 23, 2002, at 11:00 a.m. Central Daylight Time. During the meeting, we will discuss each item of business described in this Notice of Annual Meeting of Stockholders and Proxy Statement and give a current report on our business operations. There also will be time for questions. We expect the meeting to adjourn at about 12:15 p.m.

This booklet includes the Notice of Annual Meeting as well as Proxy Statement, which provides information about General Mills in addition to describing the business we will conduct at the meeting.

WE HOPE YOU WILL BE ABLE TO ATTEND THE ANNUAL MEETING. IF YOU NEED SPECIAL ASSISTANCE AT THE MEETING BECAUSE OF A DISABILITY, PLEASE CONTACT THE COMPANY SECRETARY AT THE ADDRESS ABOVE. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE VOTE YOUR PROXY BY TELEPHONE IF YOU RESIDE IN THE UNITED STATES OR CANADA, OR VIA THE INTERNET (SEE THE INSTRUCTIONS ON THE PROXY CARD), OR BY SIGNING AND MAILING THE PROXY CARD IN THE ENCLOSED ENVELOPE SO YOUR SHARES WILL BE VOTED AT THE MEETING.

Sincerely,

/s/ Stephen W. Sanger


                                       ii
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                                TABLE OF CONTENTS


                                                                                         PAGE
                                                                                         ----
Notice of 2002 Annual Meeting of Stockholders ..........................................   iv
Questions and Answers about the Annual Meeting and Voting ..............................    1
Proposals You Are Asked to Vote On .....................................................    5
Information about Nominees for the Board of Directors ..................................    7
Certain Relationships and Transactions with Management .................................   10
Corporate Governance at General Mills ..................................................   13
Board Committees and Their Functions ...................................................   15
Director Compensation and Benefits .....................................................   17
Stock Ownership of General Mills Directors and Officers ................................   18
Report of the Audit Committee ..........................................................   19
Stockholder Proposal on Genetic Engineering in Food Products ...........................   20
Stockholder Proposal on Global Workers Rights Standards ................................   22
Total Return to Stockholders ...........................................................   24
Report of Compensation Committee on Executive Compensation .............................   25
Executive Compensation .................................................................   28
 Summary Compensation Table ............................................................   28
 Option Grants in Last Fiscal Year .....................................................   29
 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values .....   30
 Defined Benefit Retirement Plan .......................................................   30
 Change of Control Arrangements ........................................................   31
Other Matters ..........................................................................   31
 Section 16(a): Beneficial Ownership Reporting Compliance ..............................   31
 Costs of Solicitation .................................................................   31
 Delivery and Viewing of Proxy Materials ...............................................   31
 Annual Report .........................................................................   32
Appendix:
 General Mills, Inc. Audit Committee Charter (Revised June 2002) .......................  A-1


                                       iii
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                                                                  P.O. Box 1113
                                                          Minneapolis, MN 55440
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GENERAL MILLS
                                                               Siri S. Marshall
                                                                      Secretary




                                    NOTICE OF
                       2002 ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 23, 2002


August 15, 2002


Dear Stockholder:

The Annual Meeting of Stockholders of General Mills, Inc., will be held on Monday, September 23, 2002, at 11:00 a.m., Central Daylight Time, in the auditorium of the Children's Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota. The purpose of the meeting is to:

1.   Elect 13 directors;

2.   Approve KPMG LLP as General Mills' independent auditors for fiscal year
     2003;

3. Act on a stockholder proposal concerning genetically engineered food products, if presented;

4. Act on a stockholder proposal concerning global workers rights standards, if presented; and

5.   Act on any other proper business of the meeting.

The record date for the annual meeting is July 25, 2002. If you held General Mills stock at the close of business on that date, or, on that date still held shares of Ralcorp Holdings, Inc. common stock that can be exchanged for General Mills stock as a result of the Company's 1997 acquisition of the Ralcorp branded cereal and snack businesses, you can vote at the annual meeting.

At the meeting, we also will report on General Mills' 2002 business results and other matters of interest to stockholders.

Sincerely,

/s/ Siri S. Marshall


                                       iv
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                               GENERAL MILLS, INC.
                                 PROXY STATEMENT
                     FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
                           MONDAY, SEPTEMBER 23, 2002


            QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING


Q:    WHY DID I RECEIVE THIS PROXY STATEMENT?

A: Because you are a General Mills stockholder as of the record date or because you own unexchanged shares of common stock of Ralcorp Holdings, Inc. and you are entitled to vote at the 2002 Annual Meeting of Stockholders, the Board of Directors is soliciting your proxy to vote at the meeting.

      This Proxy Statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. We first mailed the Proxy Statement and proxy card to stockholders on or about August 15, 2002.

Q:    WHAT AM I VOTING ON?

A:    1. The election of directors; and

      2. The approval of the appointment of our independent auditors for fiscal year 2003.

      THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS AND FOR THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2003.

      3. A stockholder proposal concerning genetically engineered food products, if presented; and

      4. A stockholder proposal concerning global workers rights standards, if presented.

      THE BOARD RECOMMENDS A VOTE AGAINST EACH OF THE STOCKHOLDER PROPOSALS.

Q:    WHO IS ENTITLED TO VOTE?

A: Record holders of General Mills common stock at the close of business on July 25, 2002, and holders of Ralcorp Holdings, Inc. common stock eligible to be exchanged for General Mills common stock, may vote at the meeting. On July 25, 2002, 367,684,973 shares of common stock, including 11,428 shares of General Mills common stock set aside for the exchange of 41,132 shares of Ralcorp Holdings, Inc. common stock, were outstanding. The shares of common stock in the Company's treasury on that date will not be voted.

Q:    HOW DO I VOTE?

A: If you are a stockholder of record or hold stock through the General Mills 401(k) Savings Plan, you may vote using any of the following methods:

      * Via the Internet, by going to the Web address http://www.eproxy.com/gis/ and following the instructions for Internet voting on the proxy card;

      * If you reside in the United States and Canada, by dialing 1-800-240-6326 and following the instructions for telephone voting on the proxy card;

      *  By completing and mailing your proxy card; or

      *  By casting your vote in person at the meeting.

      Telephone and Internet voting facilities for stockholders of record will close at noon EDT on Sunday, September 22, 2002.

      If you return your signed proxy card or use Internet or telephone voting before the annual meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For the election of directors, you may vote for 1) all of the nominees, 2) none of the nominees or 3) all of the nominees except those you designate. See Item No. 1 on page 5 and Information About Nominees for the Board of Directors beginning on page 7. For the other items, you may vote (or abstain) by choosing FOR, AGAINST or ABSTAIN.

      --------------------------------------------------------------------------
      If you do not specify on your returned proxy card or through Internet or telephone prompts how you want to vote your shares, we will vote them FOR the election of all director nominees, FOR approval of the auditors and AGAINST the stockholder proposals.
      --------------------------------------------------------------------------

      If your shares are held in a brokerage account in your broker's name ("street name"), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, if your broker allows, submit voting instructions by telephone or via the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

      Ballots will be passed out during the meeting to anyone who wants to vote in person at the meeting. If you hold your shares in street name, you must request a legal proxy from your broker or nominee to vote in person at the meeting.

Q:    WHAT IF I CHANGE MY MIND AFTER I VOTE MY SHARES?

A:    You can revoke your proxy at any time before it is voted at the meeting by:

      *  Sending written notice of revocation to the Company Secretary;

      *  Submitting a properly signed proxy with a later date;

      * Voting by telephone or via the Internet at a time following your prior telephone or Internet vote; or

      *  Voting in person at the annual meeting.

      You also may be represented by another person at the meeting by executing a proper proxy designating that person.

Q: HOW WILL MY DIVIDEND REINVESTMENT PLAN AND GENERAL MILLS 401(k) SAVINGS PLAN SHARES BE VOTED?

A: We have added the shares of common stock held by participants in the Company's dividend reinvestment plan (including shares acquired through employee payroll deductions) to the participants' other holdings shown on their proxy cards. If a stockholder has common stock in the General Mills 401(k) Savings Plan, the proxy also serves as voting instructions to the plan trustee. The plan trustee, Boston Safe Deposit and Trust Company, will vote allocated shares of common stock for which it has not received direction, as well as shares not allocated to individual participant accounts, in the same proportion as directed shares are voted.

Q:    WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means you have multiple accounts at the transfer agent and/or with banks or stockbrokers. Please vote all of your shares.

Q:    WHAT WILL HAPPEN IF I DO NOT VOTE MY SHARES?

A: If your shares are held in street name, your brokerage firm may vote your shares on those proposals where it has discretion to vote.

Q:    HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A: At least half of General Mills' outstanding common shares (including those shares set aside for the exchange of shares of Ralcorp Holdings, Inc. common stock) as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. We will count your shares as present at the meeting if you:

      *  Are present and vote in person at the meeting; or

      * Have properly submitted a proxy card or voted over the telephone or the Internet on a timely basis.

Q:    HOW MANY VOTES ARE NEEDED TO APPROVE EACH ITEM?

A: The vote of a plurality of the shares of common stock present or represented and entitled to vote at the meeting is required for election as a director. This means that, since stockholders will be electing 13 directors, the 13 nominees receiving the most votes will be elected. Approvals of the appointment of the independent auditors and the stockholder proposals each require the affirmative vote of a majority of shares entitled to vote and represented at the meeting in person or by proxy.

Q:    HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: We do not know of any business to be considered at the 2002 Annual Meeting of Stockholders other than the proposals described in this Proxy Statement. If any other business is presented at the annual meeting, your signed proxy card gives authority to Stephen W. Sanger, Stephen R. Demeritt and Raymond G. Viault to vote on such matters in their discretion.

Q:    HOW ARE THE VOTES COUNTED?

A: You are entitled to cast one vote for each share of common stock you own. Although abstentions and proxies that withhold authority to vote on the election of directors are counted as present or represented at the meeting to determine whether there is a quorum under the Company's bylaws, they are treated as shares not voted on a specific proposal.

      If you hold your shares in street name and do not provide voting instructions to your broker, your broker will not vote your shares on any proposal on which your broker does not have discretionary authority to vote. In this situation, a broker non-vote occurs. Broker non-votes effectively reduce the number of shares needed to approve a proposal. New York Stock Exchange rules permit brokers discretionary authority to vote on Proposals 1 and 2 at the annual meeting, if they do not receive instructions from the street name holder of the shares. As a result, if you do not vote your street name shares, your broker has authority to vote on your behalf. Brokers will not have discretionary authority to vote on Proposals 3 and 4 and will not vote on Proposals 3 and 4 unless they receive instructions from the beneficial holder of shares held in street name.

      The Company has a policy of confidential voting; Wells Fargo Bank Minnesota tabulates the votes received.

Q:    WHO MAY ATTEND THE ANNUAL MEETING?

A: All General Mills stockholders as of the close of business on July 25, 2002 may attend.

Q:    WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

A: We will publish the voting results in our Form 10-Q for the second quarter of fiscal 2003, which we will file with the Securities and Exchange Commission in January 2003. You can also go to our website at: www.generalmills.com.

Q:    WHO ARE THE LARGEST STOCKHOLDERS?

A: As of June 28, 2002, Diageo Midwest B.V., Molenwerf 10-12, 1014 BG Amsterdam, Netherlands, a wholly owned company of Diageo plc, held 79 million registered shares of the General Mills common stock (approximately 22% of the outstanding common stock). More information about Diageo and its ownership can be found on pages 10 through 12. Diageo has indicated in its filings with the Securities and Exchange Commission that its shares are held solely for investment purposes.

      The Company does not know of any other holder of more than 5 percent of the outstanding shares of General Mills' common stock.

Q:    HOW DO I SUBMIT A STOCKHOLDER PROPOSAL?

A: If you wish to submit a proposal for inclusion in our next Proxy Statement, we must receive the proposal on or before April 17, 2003. Please address your proposal to: Company Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, MN 55440.

      Under our bylaws, if you wish to nominate a director or bring other business before the stockholders at our 2003 annual meeting without having your proposal included in our Proxy Statement:

      * You must notify the Company Secretary of General Mills in writing between May 27, 2003, and June 26, 2003.

      * Your notice must contain the specific information required in our bylaws.

      Please note that these two requirements relate only to matters you wish to bring before the stockholders at an annual meeting. They do not apply to proposals that you wish to have included in our Proxy Statement.

      If you would like a copy of our bylaws, we will send you one without charge. Please write to the Company Secretary of General Mills at the address shown above.

                       PROPOSALS YOU ARE ASKED TO VOTE ON

ITEM NO. 1
----------

ELECTION OF DIRECTORS

Thirteen current directors are recommended for election to the Board of Directors at the annual meeting. Detailed information on all of these nominees is provided on pages 7 through 9. Directors are elected for a one-year term and serve until the next annual meeting where their successors are elected, or, if earlier, until their resignation or removal. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person unless you instruct us otherwise on your proxy card.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE.

ITEM NO. 2
----------

APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors, composed entirely of independent directors, recommends to the Board and the Board selects and hires the independent public accountants to audit the Company's books, subject to ratification by the stockholders. The Audit Committee recommends and the Board has selected KPMG LLP to audit the Company's consolidated financial statements for the fiscal year beginning May 27, 2002.

INDEPENDENT AUDITOR FEES

The aggregate fees billed to the Company for fiscal year ended May 26, 2002 by KPMG LLP, the Company's principal accounting firm, are as follows:

                                                                         IN THOUSANDS
                                                                      -----------------
     * Audit Fees                                                                $1,400
     * Financial Information Systems Design and Implementation Fees                   0
     * All Other Fees:
        Audit-related Fees*                                           $1,195
        Tax Advisory and Preparation Fees                              1,573
        Non-audit related Fees                                           356
                                                                      ------
         Total Other Fees                                                        $3,124
                                                                                 ------
       Total Fees                                                                $4,524
       (*Primarily statutory and benefit plans audit services.)

The Audit Committee has considered whether performance of services other than audit services is compatible with maintaining the independence of KPMG LLP.

Representatives of KPMG LLP will attend the annual meeting, where they will have the opportunity to make a statement and answer questions. If the stockholders were to fail to ratify the appointment of KPMG LLP, the Audit Committee would reconsider its recommendation.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2003.

ITEM NO. 3
----------

STOCKHOLDER PROPOSAL ON LABELING GENETICALLY ENGINEERED FOOD PRODUCTS

The Camilla Madden Charitable Trust, c/o Adrian Dominican Sisters, Joan W. Inman, c/o Harrington Investments, Inc., the Charitable Trust of the Sisters of Mercy Regional Community of Detroit, the Sisters of St. Joseph of Nazareth and Trinity Health have proposed that the Board of Directors adopt a policy to label genetically engineered food products. More detailed information about the proposal and the Board of Directors' response to it can be found on pages 20 and 21.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE PROPOSAL.

ITEM NO. 4
----------

STOCKHOLDER PROPOSAL ON GLOBAL WORKERS RIGHTS STANDARDS

The Comptroller of the City of New York, as custodian and/or trustee of the New York City Employees Retirement System, the New York City Teachers Retirement System, the New York City Fire Department Pension Fund and the New York City Police Pension Fund, has made a proposal concerning the Company's adoption of global workers rights standards and third party compliance monitoring. More detailed information about the proposal and the Board of Directors' response to it can be found on pages 22 and 23.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE PROPOSAL.

IF YOU SIGN AND RETURN THE PROXY CARD, OR USE TELEPHONE OR INTERNET VOTING, BUT DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES ON ANY PARTICULAR MATTER, WE WILL VOTE YOUR SHARES FOR THE ELECTION OF EACH DIRECTOR NOMINEE, FOR THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS AND AGAINST THE STOCKHOLDER PROPOSALS.

OTHER BUSINESS

We do not know of any other matters to be presented at the meeting. If any other matter is properly presented for a vote at the meeting, your shares will be voted by the holders of the proxies using their best judgment.

              INFORMATION ABOUT NOMINEES FOR THE BOARD OF DIRECTORS

--------------------------------------------------------------------------------
[PHOTO]   STEPHEN R. DEMERITT                                Director since 1999
          Stephen R. Demeritt, age 58, is Vice Chairman of the Company, with responsibility for General Mills' Big G Cereals, Snacks and Yoplait-Colombo businesses, General Mills Canada, consumer insights and advertising, Small Planet Foods, and the 8th Continent, Cereal Partners Worldwide and Snack Ventures Europe joint ventures. He has served as Vice Chairman since October 1999. Mr. Demeritt joined General Mills in 1969 and served in a variety of consumer food marketing positions. He was president of International Foods from 1991 to 1993 and from 1993 to 1999 was Chief Executive Officer of Cereal Partners Worldwide, our global cereal joint venture with Nestle.
--------------------------------------------------------------------------------
[PHOTO]   LIVIO D. DESIMONE                                  Director since 1989
          Livio D. DeSimone, age 66, is the retired Chairman of the Board and Chief Executive Officer of 3M. Mr. DeSimone joined 3M in 1957 and served in various U.S. and international capacities. Mr. DeSimone was elected an Executive Vice President in 1981 and served as Chairman and Chief Executive Officer from 1991 until his retirement in January 2001. Mr. DeSimone is a director of Cargill Incorporated, Vulcan Materials Company, Milliken & Company, American Express Funds and Nexia Biotechnologies.
--------------------------------------------------------------------------------
[PHOTO]   WILLIAM T. ESREY                                   Director since 1989
          William T. Esrey, age 62, is Chairman and Chief Executive Officer of Sprint Corporation, a telecommunications company. Mr. Esrey has been Chairman of Sprint since 1990 and Chief Executive Officer since 1985. He is a director of Sprint, Duke Energy Corp. and Exxon Mobil Corporation.
--------------------------------------------------------------------------------
[PHOTO]   RAYMOND V. GILMARTIN                               Director since 1998
          Raymond V. Gilmartin, age 61, has been Chairman of the Board, President and Chief Executive Officer of Merck & Company, Inc., a pharmaceutical company, since November 1994. He previously served as Chairman, President and Chief Executive Officer of Becton Dickinson and Company. Mr. Gilmartin is a director of Microsoft Corporation, the Pharmaceutical Research and Manufacturers of America and Public Service Enterprise Group.
--------------------------------------------------------------------------------
[PHOTO]   JUDITH RICHARDS HOPE                               Director since 1989
          Judith Richards Hope, age 61, is a partner in the law firm of Paul, Hastings, Janofsky & Walker LLP, Los Angeles, California and Washington, DC. Ms. Hope is a director of Union Pacific Corporation, The Budd Company, and Russell Reynolds Associates.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PHOTO]   ROBERT L. JOHNSON                                  Director since 1999
          Robert L. Johnson, age 56, is founder and Chief Executive Officer of Black Entertainment Television, a subsidiary of Viacom, Inc., which produces and distributes entertainment, news, sports, music and advertising through broadcast media, cable television and online communications. Mr. Johnson is a director of US Airways Group, Inc. and the Hilton Hotels Corporation.
--------------------------------------------------------------------------------
[PHOTO]   JOHN M. KEENAN                         Director since October 31, 2001
          John M. Keenan, age 65, is Chief Executive Officer of Grand Cru Consulting, Limited, a consulting firm. From December 1997 to December 2001, he served as Deputy Chief Executive Officer of Guinness United Distillers and Vintners, the spirits and wine business of Diageo plc, a consumer goods company formed in December 1997 through the merger of Grand Metropolitan PLC and Guinness plc, and as a director of Diageo plc since such merger. In March 1996, he joined the International Distillers & Vintners business of GrandMet as Chief Executive and was also appointed a director of GrandMet. Prior to joining GrandMet, he served as Chairman of Kraft Foods International and, for over thirty years, in various other executive positions with Kraft Foods International and the General Foods Group, both subsidiaries of the Philip Morris Companies. He is a director of Marks & Spencer PLC, Tomkins PLC and The Body Shop International PLC.
--------------------------------------------------------------------------------
[PHOTO]   HEIDI G. MILLER                                    Director since 1999
          Heidi G. Miller, age 49, is Executive Vice President and Chief Financial Officer of Bank One Corporation. Ms. Miller served as a director of Bank One from October 2000 to March 2002 until she was elected an executive officer. From January 2001 to March 2002, Ms. Miller was Vice Chairman, Marsh, Inc. From March 2000 to November 2000, she was Senior Vice President and Chief Financial Officer of priceline.com. Prior to March 2000, Ms. Miller was Executive Vice President and Chief Financial Officer of Citigroup Inc., which was formed through the merger of Citibank and Travelers Group. She joined Travelers Group in 1992 as Vice President of Planning and Analysis and Assistant to the President and was promoted to Executive Vice President and Chief Financial Officer in 1995. Ms. Miller is a director of Merck & Company, Inc.
--------------------------------------------------------------------------------
[PHOTO]   STEPHEN W. SANGER                                  Director since 1992
          Stephen W. Sanger, age 56, has been Chairman and Chief Executive Officer of General Mills since 1995. Mr. Sanger joined the Company in 1974 and served as the head of several business units, including Yoplait USA and Big G cereals. He was elected a Senior Vice President in 1989, an Executive Vice President in 1991, Vice Chairman in 1992 and President in 1993. He is a director of Target Corporation and Donaldson Company, Inc. and Chairman of the Board of Directors of Grocery Manufacturers of America.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PHOTO]   A. MICHAEL SPENCE                                  Director since 1992
          Dr. A. Michael Spence, age 58, is a partner of Oak Hill Venture Partners, a venture capital firm of Oak Hill Capital Partners. He is a professor emeritus at the Graduate School of Business at Stanford University and served as Professor of Management in the Graduate School of Business until August 2000 and as its Dean from 1990 to August 1999. Dr. Spence served on the faculty at Harvard University in both the Business School and the Faculty of Arts and Sciences as professor of economics and business administration from 1975 to 1990. From 1984 to 1990, he served as the Dean of the Faculty of Arts and Sciences at Harvard. He is a director of Nike, Inc., Siebel Systems, Inc., Torstar Corporation and Exult, Inc. In 2001, he received the Nobel Prize in Economic Sciences.
--------------------------------------------------------------------------------
[PHOTO]   DOROTHY A. TERRELL                                 Director since 1994
          Dorothy A. Terrell, age 57, is Senior Vice President, Worldwide Sales, and President, Platform & Services Group, of NMS Communications, a producer of hardware and software component products for telecommunications applications. Ms. Terrell plans to retire from NMS, effective August 31, 2002. Ms. Terrell joined the company in 1998. She previously served in various executive management capacities at Sun Microsystems, Inc. from 1991 to 1997 and Digital Equipment Corporation from 1976 to 1991. Ms. Terrell is a director of Sears Roebuck and Company and Herman Miller, Inc.
--------------------------------------------------------------------------------
[PHOTO]   RAYMOND G. VIAULT                                  Director since 1996
          Raymond G. Viault, age 58, is Vice Chairman of the Company with responsibility for General Mills' Meals, Baking Products, Pillsbury USA and Bakeries and Foodservice businesses. Mr. Viault joined the Company as Vice Chairman in 1996 from Philip Morris, where he had been based in Zurich, Switzerland, serving since 1990 as President of Kraft Jacobs Suchard. Mr. Viault was with Kraft General Foods a total of 20 years, serving in a variety of major marketing and general management positions. Mr. Viault is a director of VF Corporation and Newell Rubbermaid Inc.
--------------------------------------------------------------------------------
[PHOTO]   PAUL S. WALSH                          Director since October 31, 2001
          Paul S. Walsh, age 47, is Chief Executive Officer of Diageo plc, a global consumer goods company formed in December 1997 through the merger of Grand Metropolitan PLC and Guinness plc and is also Chief Executive Officer of its spirits and wine business, Guinness United Distillers & Vintners. He has been on the Board of Diageo plc since such merger. Mr. Walsh joined the Brewing division of Grand Met in 1982 and served in various financial positions in the Brewing, Inter-Continental Hotels and the Food businesses of GrandMet. In 1989, he took over sales and marketing responsibilities at the Pillsbury North America division of The Pillsbury Company, then a wholly-owned subsidiary of GrandMet. In 1992, he was appointed Chief Executive Officer of Pillsbury, and in 1995, he became a director of GrandMet. He was appointed Chief Operating Officer of Diageo plc in January 2000 and became its Chief Executive Officer on September 1, 2000. He is also a director of Federal Express Corporation.
--------------------------------------------------------------------------------

             CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT

DIAGEO PLC RELATIONSHIP AND TRANSACTIONS
----------------------------------------

General Mills acquired The Pillsbury Company, and certain Diageo subsidiaries, on October 31, 2001 from Diageo plc, a UK-based company. At closing, The Pillsbury Company became a wholly owned subsidiary of General Mills, and Diageo received $3.596 billion in cash and 134 million shares of General Mills common stock. In addition, Pillsbury retained $234.3 million of debt as of the transaction closing date. On November 1, 2001, Diageo exercised its right under the stockholders agreement to sell 55 million General Mills shares directly to the Company at a price of $42.14 per share. Following that sale and subsequent transfers of the remaining shares among its affiliates, Diageo indirectly holds 79 million shares of the Company's common stock through Diageo Midwest B.V., its wholly owned subsidiary.

CONTINGENT PURCHASE PRICE ADJUSTMENT

Under terms of the agreement, Diageo holds contingent value rights that may require payment to Diageo on April 30, 2003, of up to $395 million, depending on the General Mills stock price and the number of General Mills shares that Diageo continues to hold on that date. If the General Mills stock price averages less than $49 per share for the 20 trading days prior to April 30, 2003, Diageo will receive an amount per share equal to the difference between $49 and the General Mills stock trading price, up to a maximum of $5 per share. If the Company's stock price is $49 per share or more, Diageo will not receive any additional payment.

STOCKHOLDERS AGREEMENT

At the close, General Mills and Diageo entered into a stockholders agreement. Under the agreement, Diageo agreed to dispose of at least 75 percent of the original shares by October 31, 2011.

The agreement also governs Diageo's continuing right to designate nominees for election to the Company's Board of Directors and imposes restrictions on voting, transfer and sale of the General Mills shares held by Diageo and its affiliates, which are described in more detail below.

DIAGEO DESIGNEES FOR NOMINATION TO THE COMPANY'S BOARD OF DIRECTORS
At the close, Diageo Directors, Paul S. Walsh, Diageo Chief Executive Officer, and John M. Keenan, Guinness United Distillers and Vintners, Deputy Chief Executive Officer, both joined the General Mills' Board of Directors.

Under the stockholders agreement, as long as Diageo holds at least 67 million of the original shares of General Mills common stock, Messrs. Walsh and Keenan or their successors (one of whom will always be the Chief Executive Officer of Diageo and the other of whom will be mutually agreed upon by Diageo and General Mills) will be renominated annually for election as directors of General Mills. If Diageo disposes of a total of more than 67 million shares, but still owns at least 5 percent of the Company's outstanding shares, only the Diageo Chief Executive Officer will be renominated annually. If the Company increases its board size to 16 or more directors, the number of Diageo designees will increase to up to three; at a General Mills board size of 20 or more directors, the number of Diageo designees will increase up to four. In each case, the exact number of board members is dependent on the amount of General Mills shares owned by Diageo at the time.

VOTING RESTRICTIONS ON THE GENERAL MILLS SHARES

Until October 31, 2021, (or earlier, if Diageo owns less than 5 percent of the outstanding shares of General Mills common stock) Diageo has agreed (1) to vote its General Mills stock in favor of the director nominees recommended by the Company's Board of Directors and (2) on votes relating to other matters, subject to the exceptions described below, to vote all of its shares in proportion to the votes cast by the holders of General Mills voting securities not owned by Diageo.

In the event the Diageo holds less than 10 percent of the Company's outstanding common stock, it may vote at its discretion on:

     *    Any amendments to General Mills' Restated Certificate of
          Incorporation;

     * Any merger, consolidation or other business combination which results in General Mills' stockholders prior to the transaction owning less than 80 percent of the voting securities of the surviving entity or its ultimate parent entity;

     * Any acquisition by a third party of 20 percent or more of the outstanding voting securities of General Mills;

     * Any sale or other disposition of 20 percent or more of the assets of General Mills and its subsidiaries as a whole; and

     * Any transaction resulting in directors on General Mills Board of Directors immediately prior to the transaction ceasing to represent two-thirds of the board of directors of the surviving entity or its ultimate parent entity.

RESTRICTIONS ON DIAGEO GROUP ACTIONS

The stockholders agreement includes a standstill provision in which Diageo agreed not to acquire additional shares of General Mills common stock until October 31, 2021 or, if earlier, three years following the date on which Diageo owns less than 5 percent of the outstanding Company common stock.

Exceptions to these restrictions include acquisitions as a result of any stock splits, reverse stock splits, stock dividends or distributions, or combinations or similar recapitalizations. If this happens and Diageo's ownership is less than 20 percent of the outstanding General Mills common stock, Diageo could acquire up to 1 percent of the outstanding Company's common stock to maintain its ownership above the 20 percent threshold.

The standstill provision also restricts Diageo from making stockholder proposals, participating in proxy solicitations or proposing mergers or other extraordinary transactions involving the Company. The stockholders agreement also prohibits Diageo from seeking to affect or influence the control of the General Mills board or the Company's management, although it does not restrict Diageo's board nominees from participating on the board.

RESTRICTIONS ON TRANSFER OF GENERAL MILLS COMMON STOCK

Diageo will not transfer any General Mills common stock before October 31, 2002 without the Company's prior consent. Diageo also agreed that so long as the stockholders agreement remains in effect, it will not transfer any shares of General Mills common stock without the Company's prior consent except:

     * before December 31, 2002 or after June 30, 2003, in an underwritten public offering registered under the Securities Act of 1933 in a manner designed to result in a wide distribution or in a private transaction so long as, in each case, Diageo has no knowledge that any person or group would, after giving effect to the transfer, beneficially own General Mills voting securities representing in the aggregate more than 5 percent of the total voting power of the outstanding General Mills voting securities, or, in the case of a transfer to a person or group that is permitted to file a Schedule 13G under the Securities Exchange Act of 1934 (generally including institutional investors and others who acquire shares without the purpose of changing or influencing the control of General Mills) that, after giving effect to the transfer, such transferee would beneficially own General Mills voting securities representing in the aggregate more than 10 percent of the total voting power of the outstanding General Mills voting securities;

     * after October 31, 2002 but before December 31, 2002, in accordance with the requirements of Rule 144 under the Securities Act of 1933;

     * in connection with a business combination, tender or exchange offer or other extraordinary transaction recommended by the General Mills Board of Directors, or in connection with any other tender or exchange offer after other General Mills stockholders have tendered more than 50 percent of the outstanding General Mills common stock and all material conditions to the offer have been satisfied or waived by the offeror;

     *    to General Mills or its subsidiaries;

     * to a financial institution acting in the capacity of trustee with respect to an exchangeable or convertible security of Diageo, but only if the terms of the security and the powers of the trustee are consistent with the rights, restrictions and limitations in the stockholders agreement and the distribution of the security and the underlying shares of General Mills common stock otherwise complies with the transfer restrictions in the stockholders agreement; or

     * to Diageo or to any controlled affiliate of Diageo or to any new Diageo holding company so long as the transferee agrees to be bound by the provisions of the stockholders agreement.

PARTICIPATION IN GENERAL MILLS SHARE REPURCHASE PROGRAMS

Diageo has the right to participate in General Mills' share repurchase programs. General Mills will notify Diageo annually with the number of shares of General Mills common stock repurchased by the Company during the fiscal year and the average price per share paid. Diageo will have the right to sell a pro rata portion of its General Mills common stock to the Company within 15 days of that notification.

DEMAND AND PIGGY-BACK REGISTRATION RIGHTS

After June 30, 2003, Diageo will be entitled to require that General Mills register the sale of its shares of General Mills common stock a total of 12 times (demand registration rights), with no more than one registration in any nine-month period. Upon a demand registration request, General Mills will have the right to elect to purchase some or all of the shares requested to be registered. Diageo is also entitled to participate in registered offerings initiated by General Mills or a third party (piggyback registration rights).

INDEMNIFICATION

The Pillsbury acquisition agreement contains customary indemnification agreements relating to breaches of representations, warranties and covenants of General Mills and Diageo as well as tax matters. Except for the Company's obligations related to tax indemnification payments, the obligations of the Company and Diageo to indemnify each other for breaches of representation and warranties are subject to $100 million deductible amounts and minimum thresholds of $5 million per claim or series of related claims. No minimum thresholds or deductibles are imposed for indemnification for breaches of covenants or with respect to tax matters. Diageo also agreed to indemnify the Company against losses resulting from any liability or obligation of Pillsbury that relates to any business retained by Diageo, and the Company agreed to indemnify Diageo from any losses resulting from all other liabilities or obligations of the acquired Pillsbury businesses.

LEASE OF PILLSBURY DATA CENTER

The Pillsbury Company transferred or assigned the property, equipment, equipment leases and certain service contracts relating to the Pillsbury Data Processing Center in Minneapolis, Minnesota, to Guinness UDV North America, Inc., a subsidiary of Diageo. General Mills leased back the Data Center premises and equipment from Guinness. Under the lease terms, the Company pays rent of $450,000 per month, subject to certain adjustments. The lease expires April 30, 2003, at which point General Mills can extend the lease another year through April 30, 2004. General Mills has the right to terminate the lease with 30 days' notice. During fiscal year 2002, the Company paid Guinness $3,150,000 in rental fees under the Data Center lease.

TRANSITION GOODS AND SERVICES

General Mills has entered into commercial agreements with Diageo, totalling approximately $1,130,000, for the purchase of transition goods and services from Diageo. The transactions were negotiated on terms and at rates that the Company believes to be no less favorable than those which could have been obtained from other purchasers or vendors.

OTHER MANAGEMENT TRANSACTIONS
-----------------------------

Heidi G. Miller, a member of the Company's Board of Directors since 1999, was elected an executive officer of Bank One Corporation in March 2002. In 1999, the Company signed a promissory note agreement with Bank One and, as of fiscal year ended May 26, 2002, had borrowed $140 million. The Company paid this amount in full to Bank One on May 30, 2002.

In addition, Bank One Corporation is successor trustee under an Indenture dated September 23, 1994, under which $150 million in notes were issued by Ralcorp Holdings, Inc., a company that General Mills acquired on January 31, 1997. The Company has assumed and guaranteed payment of principal and interest on the notes, which bear annual interest at 83/4 percent and mature on September 15, 2004. The Company pays Bank One customary fees as trustee of the Indenture and service fees for maintaining a checking account with Bank One, which it uses for processing customer payments for the Company's promotional products. These transactions were in the ordinary course of the Company's business.

                      CORPORATE GOVERNANCE AT GENERAL MILLS

General Mills has a long-standing commitment to good corporate governance practices. These practices provide an important framework within which the Board and management can pursue the strategic objectives of the Company and ensure its long-term vitality for the benefit of stockholders. Our corporate governance principles and practices described below have evolved over many years, and they will continue to be changed and supplemented as appropriate. Their unchanging, fundamental premise, however, is the independent nature of the Board and its overarching responsibility to the Company's stockholders.

BOARD COMPOSITION AND INDEPENDENCE

* The Board believes that a substantial majority of its members should be independent, non-employee directors.

* All Board committees except the Executive Committee are composed entirely of independent directors.

     - Committee and committee chair assignments are reviewed regularly, and assignments are rotated to ensure that each committee has an appropriate mix of tenure and experience.

*    All directors are elected annually.

* Overall Board composition guidelines require a breadth of experience from a variety of industries and from professional disciplines such as finance, academia, law and government, along with a diversity of gender, ethnicity, age and geographic location. Final approval of director nominees is determined by the full Board, based on recommendation of the Nominating Committee.

* Well-defined selection criteria for individual directors stress independence, integrity, experience and sound judgment in areas relevant to the Company's businesses, a proven record of accomplishment, willingness to speak one's mind and commit sufficient time to the Board, and the ability to challenge and stimulate management.

* To ensure an appropriate balance between new perspectives and experienced directors:

     - Non-employee directors serve no more than 15 years and retire at age 70, or up to five years following normal retirement from their principal organization, whichever first occurs.

     - Non-employee directors are expected to offer their resignation whenever their principal employment or affiliation changes after joining the Board, and the Nominating Committee then decides whether the director should continue to serve.

BOARD PERFORMANCE AND OPERATIONS

* Board meetings and background materials sent to directors focus on the Company's key strategic, leadership and performance issues.

     - Each year, the Board has formal reviews and discussions of the Company's annual and longer-term strategic plans and the Company's management development and succession plans.

     - Focused discussions of individual businesses and key issues are held throughout the year, and extended off-site sessions are held periodically for in-depth reviews of key strategic themes. The Board also regularly reviews the Company's performance compared to its competitive peer companies.

     - The Board and its committees are free to engage independent outside advisors as they deem necessary to provide advice and counsel on various topics or issues.

     - Committee responsibilities are detailed in their charters, and reports of committee meetings are given to the full Board, which acts on their recommendations, as appropriate.

* The agenda and content of Board and committee meetings are developed through discussions between management and Board members.

* Executive sessions are held at each Board meeting, and at least once a year, out-side directors meet formally without the Chief Executive Officer and other management directors. This session is led by the Chair of the Compensation Committee and includes the CEO's annual performance and com-pensation review and his performance objectives for the next fiscal year. Additional meetings of outside directors may be held from time to time, as appropriate.

* The Nominating Committee has responsibility for corporate governance and Board organ-ization and procedures. A formal evaluation of these areas is conducted regularly, with a written evaluation from each Board member to enhance Board effectiveness. Recommended changes are considered by the full Board.

ALIGNMENT WITH STOCKHOLDER INTERESTS

* Each director is expected to represent the interests of all stockholders, and not those of any particular stockholder or any single interest group.

* A substantial portion of director compensation is linked to the Company's stock performance, and directors can elect to receive their entire Board remuneration in stock and stock-related compensation. Directors are expected to keep all of the net shares they receive as compensation until they own shares equal in market value to at least five times their annual cash retainer.

* The Board supports and oversees employee compensation programs that are closely linked to business performance and emphasize equity ownership, including stock ownership targets, for key management employees. For more details, see the Compensation Committee Report on pages 25 through 27.

* Senior management meets regularly with major institutional investors and stockholders, and reports to the Board on analyst and stockholder views of the Company.

                      BOARD COMMITTEES AND THEIR FUNCTIONS

--------------------------------------------------------------------------------
AUDIT COMMITTEE

Members:       Five independent, non-employee directors:
               A. Michael Spence (Chair), Livio D. DeSimone, Raymond V.
               Gilmartin, Robert L. Johnson, Dorothy A. Terrell. Each member is an independent director as defined by New York Stock Exchange listing standards.
Number of Meetings in fiscal year 2002: Four
Functions:     *    Oversees integrity, adequacy and effectiveness of internal controls, audits, compliance program and financial reporting process
               *    Assesses and ensures the independence and evaluates the
                    performance of the independent auditors, and recommends independent auditors for the annual audit, subject to Board appointment and stockholder approval
               *    Meets separately without management present and with the
                    independent auditors to consult with the auditors and review the scope of their audit
               *    Reviews the Company's annual risk assessment process and
                    policy compliance
               *    Reviews and approves the Company's annual audited financial statements before issuance, subject to Board of Directors' approval
Charter:       A copy of the revised Audit Committee charter may be found in
               Appendix A to this Proxy Statement.

--------------------------------------------------------------------------------
COMPENSATION COMMITTEE

Members:       Five independent, non-employee directors:
               Livio D. DeSimone (Chair), William T. Esrey, Raymond V.
               Gilmartin, Heidi G. Miller, A. Michael Spence
Number of Meetings in fiscal year 2002: Two
Functions:     *    Reviews compensation policies of the Company to ensure they provide appropriate motivation for corporate performance and increased stockholder value; determines compensation policy for executives
               *    Conducts performance review of the chairman; recommends
                    compensation of the Board members, including the chairman and the management members of the Board, and approves compensation and stock grants to other senior executives

--------------------------------------------------------------------------------
EXECUTIVE COMMITTEE

Members:       Seven directors, including four independent, non-employee
               directors:
               Stephen W. Sanger (Chair), Stephen R. Demeritt, Livio D.
               DeSimone, William T. Esrey, Judith Richards Hope, A. Michael
               Spence, Raymond G. Viault
Number of Meetings in fiscal year 2002: None
Functions:     *    May take all action that could be taken by full Board, other than those for which Delaware law requires full Board action
               *    May meet between regular Board meetings to take action
                    necessary for the Company to operate efficiently

--------------------------------------------------------------------------------
FINANCE COMMITTEE

Members:       Four independent, non-employee directors:
               William T. Esrey (Chair), Judith Richards Hope, Heidi G. Miller,
               Dorothy A. Terrell
Number of Meetings in fiscal year 2002: Two
Functions:     *    Reviews financial policies and performance objectives,
                    including dividend policy
               *    Reviews changes in the Company's capital structure,
                    including debt issuances, common stock sales, repurchases and stock splits

--------------------------------------------------------------------------------
NOMINATING COMMITTEE

Members:       Five independent, non-employee directors:
               Raymond V. Gilmartin (Chair), William T. Esrey, Judith Richards
               Hope, Robert L. Johnson, A. Michael Spence
Number of Meetings in fiscal year 2002: One
Functions:     *    Recommends candidates for election to the Board
               *    Develops policy on composition, participation and size of
                    Board as well as tenure and retirement of directors
               *    Recommends changes in the organization and procedures of the board, including corporate governance

The Nominating Committee will consider director candidates proposed by stockholders. Candidates must be highly qualified and exhibit both willingness and interest in serving on the Board. Candidates should represent the interests of all stockholders and not those of a special interest group. A stockholder wishing to nominate a candidate should forward the candidate's name and a detailed background of the candidate's qualifications to the Secretary of the Company, taking into consideration the criteria for new directors as described on page 13.

--------------------------------------------------------------------------------
PUBLIC RESPONSIBILITY COMMITTEE

Members:       Five independent, non-employee directors:
               Judith Richards Hope (Chair), Livio D. DeSimone, Robert L.
               Johnson, Heidi G. Miller, Dorothy A. Terrell
Number of Meetings in fiscal year 2002: None
Functions:     *    Reviews public policy and social trends affecting the
                    Company
               *    Monitors the Company's corporate citizenship activities
               *    Evaluates Company policies to ensure they meet ethical
                    obligations to employees, consumers and society

--------------------------------------------------------------------------------
During the fiscal year ended May 26, 2002, the Board of Directors met six times and various committees of the Board met a total of nine times. Director attendance at all Board and committee meetings averaged 94 percent. Messrs. Keenan and Walsh, who became directors at the October 2001 meeting, attended 67% percent of the Board meetings following their appointment as directors of the Company. Their absences were due to business conflicts.

                       DIRECTOR COMPENSATION AND BENEFITS

General Mills structures director compensation to attract and retain qualified non-employee directors and to further align the interests of directors with the interests of stockholders by linking a portion of their compensation to stock performance. Employee directors do not receive additional compensation for serving on the Board. If they choose, non-employee directors can receive the entire amount of their Board remuneration in stock and stock-related compensation. Directors are expected to keep all of the net shares they receive as Board compensation until they own shares equal in market value to at least five times their annual cash retainer. The Company does not have a retirement plan for its non-employee directors.

ANNUAL RETAINER. In fiscal 2002, non-employee directors each received an annual retainer of $50,000. The Company does not pay separate fees for meeting attendance or chairmanships.

Directors can elect to have annual retainer amounts paid quarterly in cash or Company common stock of equal value, or they can defer payment until a later date. If payment is deferred, the deferred amount earns interest based on the directors' selection from a group of funds offered to employees participating in the Company's deferred compensation plan. One of these funds tracks the return on the Company's common stock.

In fiscal 2002, L. D. DeSimone and J. M. Keenan elected to receive all of their annual retainer in common stock; W. T. Esrey, J. R. Hope, R. L. Johnson and D.
A. Terrell received cash payments; H. G. Miller, and A. M. Spence deferred cash payments; and R. V. Gilmartin received 50 percent in common stock and 50 percent in cash.

STOCK UNITS. Each year they are elected to the Board, non-employee directors receive 1,000 stock units. Stock units vest at the next annual stockholders' meeting, and receipt of shares of common stock upon vesting can be deferred until a later date. Stock units earn amounts equal to the dividend payments on the Company's common stock. These amounts can be reinvested or paid to the director.

STOCK OPTIONS. Non-employee directors also receive options to purchase 10,000 shares of Company common stock each time they are elected to the Board. The per-share price the director pays at exercise is the market price of the common stock on the date of the grant. The option becomes exercisable at the next annual meeting and expires 10 years after grant.

OTHER BENEFITS. The Company also has a planned gift program for non-employee directors that is funded by Company-paid life insurance policies on all directors. Upon the death of a director, the Company donates $1 million to a qualifying charity recommended by the director. The Company is then reimbursed by life insurance proceeds. The cost of the program is not material to the Company, and individual directors derive no financial benefit from the program since the Company receives the entire charitable deduction. The Company also pays the premiums on directors' and officers' liability and travel accident insurance policies covering the directors.

Mr. P. S. Walsh has elected not to receive director compensation and benefits that he would be entitled to receive under the above programs.

                        STOCK OWNERSHIP OF GENERAL MILLS
                             DIRECTORS AND OFFICERS

The following table shows how much General Mills common stock was owned by each nominee, director and those executive officers named in the Summary Compensation Table on June 28, 2002. No nominee, director or executive officer owns more than ..73 percent of the total outstanding shares (including exercisable options). All directors and executive officers as a group own 1.88 percent of the total outstanding shares (including exercisable options).

                                           DEFERRED STOCK                     EXERCISABLE
              NAME           SHARES (a)      UNITS (b)       TOTAL SHARES     OPTIONS (c)
     --------------------------------------------------------------------------------------
     S. R. Demeritt (d)       83,781           83,858           167,639          453,795
     --------------------------------------------------------------------------------------
     L. D. DeSimone           38,183               --            38,183           35,000
     --------------------------------------------------------------------------------------
     W. T. Esrey              21,770               --            21,770           35,000
     --------------------------------------------------------------------------------------
     R. V. Gilmartin           9,819               --             9,819           30,000
     --------------------------------------------------------------------------------------
     J. R. Hope               20,101               --            20,101           35,000
     --------------------------------------------------------------------------------------
     R. L. Johnson             4,140               --             4,140           25,000
     --------------------------------------------------------------------------------------
     J. M. Keenan              2,292(e)            --             2,292                0
     --------------------------------------------------------------------------------------
     J. A. Lawrence           59,883              862            60,745           49,395
     --------------------------------------------------------------------------------------
     S. S. Marshall           60,146            3,669            63,815          301,049
     --------------------------------------------------------------------------------------
     H. G. Miller              3,340               --             3,340           20,000
     --------------------------------------------------------------------------------------
     S. W. Sanger            111,165          257,022           368,187        2,329,126
     --------------------------------------------------------------------------------------
     A. M. Spence             14,562               --            14,562           35,000
     --------------------------------------------------------------------------------------
     D. A. Terrell             9,252               --             9,252           41,076
     --------------------------------------------------------------------------------------
     R. G. Viault             41,678            7,978            49,656          503,391
     --------------------------------------------------------------------------------------
     P. S. Walsh                   0(e)            --                 0                0
     --------------------------------------------------------------------------------------
     All directors and executive
      officers as a group                                     1,274,559(f)     5,629,641
     --------------------------------------------------------------------------------------

---------------------
(a) Amounts in this column include restricted stock and restricted stock units as well as shares allocated to participant accounts under the Company 401(k) Savings Plan.

(b) Amounts reflect the deferral of common stock resulting from either a stock-for-stock exercise of a stock option or vesting of restricted units and any reinvestment of dividend equivalents. These units will be paid out in common stock. Amounts for Mr. Viault also include 2,885 share equivalents held in a deferred compensation account tracking the value of the Company's common stock, payable in cash.

(c) These amounts include options that become exercisable within 60 days of June 28, 2002.

(d) Included in the shares for Mr. Demeritt are 1,840 shares owned by his spouse, in which he disclaims any beneficial interest.

(e) Mr. Walsh, Chief Executive Officer and a director of Diageo plc, and Mr. Keenan, a director of Diageo plc, became directors of the Company in October 2001, in connection with the Company's acquisition of The Pillsbury Company. As of June 28, 2002, Diageo indirectly held 79 million shares of General Mills common stock through its subsidiary, Diageo Midwest B.V. More detailed information concerning the Pillsbury transaction and restrictions on General Mills shares can be found on pages 10 through 12. Messrs. Walsh and Keenan disclaim any beneficial or economic interest in the General Mills shares held by Diageo.

(f)  Amount includes 530,998 deferred stock units, payable in stock or cash.

                          REPORT OF THE AUDIT COMMITTEE

THE COMMITTEE. The Audit Committee of the Board of Directors consists of five non-employee directors, who are independent directors as defined by New York Stock Exchange listing standards. The Committee is primarily responsible for oversight of the Company's financial reporting process, assessing and ensuring the independence of the independent auditor, reviewing the Company's risk assessment process and compliance program and reviewing and approving the annual audited financial statements for the Company before issuance, subject to Board of Directors approval.

REVISION OF AUDIT COMMITTEE CHARTER. In June 2002, the Audit Committee of the Board of Directors revised its Charter and recommended its approval by the full Board of Directors. The revised Charter, attached as Exhibit A to this Proxy Statement, sets forth the Audit Committee's principal accountabilities, including recommending the independent auditor for approval by the Board of Directors and approving the services to be provided by the independent auditor.

COMMITTEE REPORT. The following is the report of the Audit Committee with respect to the Company's audited financial statements for fiscal year ended May 26, 2002.

The Committee has reviewed and discussed the Company's audited financial statements with management, the internal auditors and KPMG LLP, the Company's independent auditors, with and without management present. The Committee included in their review results of the auditors' examinations, the Company's internal controls and the quality of the Company's financial reporting. The Committee is satisfied that the internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

The Committee has also discussed with KPMG LLP matters relating to the auditors' judgments about the quality, as well as the acceptability, of the Company's accounting principles, as applied in its financial reporting as required by Statement of Auditing Standards No. 61, Communications with Audit Committees. In addition, the Committee has discussed with KPMG their independence from management and the Company, as well as the matters in the written disclosures received from its independent auditors and required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The discussions included review of the scope of KPMG's audits and all fees paid to KPMG during the fiscal year. The Committee has reviewed and considered the compatibility of KPMG's performance of non-audit services with the maintenance of KPMG's independence as the Company's independent auditor.

Based on the Committee's review and discussions referred to above, the Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended May 26, 2002 for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE:

     A. Michael Spence, Chair
     Livio D. DeSimone
     Raymond V. Gilmartin
     Robert L. Johnson
     Dorothy A. Terrell

                         STOCKHOLDER PROPOSAL ON GENETIC
                          ENGINEERING IN FOOD PRODUCTS

Item No. 3 (see page 5) asks the stockholders to consider a proposal of the Camilla Madden Charitable Trust, c/o Adrian Dominican Sisters, 1257 East Siena Heights Drive, Adrian, MI 49221-1793, owners of 62,500 shares, Joan Inman, c/o Harrington Investments, Inc., 1001 Second Street, Suite 325, Napa, CA 94559, owner of 400 shares, Trinity Health, 29000 Eleven Mile Road, Farmington Hills, MI 48336, owners of 7,700 shares, the Charitable Trust of the Sisters of Mercy Regional Community of Detroit, 29000 Eleven Mile Road, Farmington Hills, MI 48336, owners of 900 shares, and the Sisters of St. Joseph of Nazareth, 3427 Gull Road, P.O. Box 13, Nazareth, MI 49074, owners of 100 shares, who have notified the Company in writing that they intend to present the following resolution at the annual meeting.

"RESOLVED: Shareholders request that (unless long-term safety testing demonstrates that genetically engineered (GE) crops, organisms, or products thereof are not harmful to humans, animals, and the environment) the Board of Directors adopt a policy to identify and label all food products manufactured or sold by the company under the company's brand names or private labels that may contain GE ingredients."

                              SUPPORTING STATEMENT

International markets for genetically engineered (GE) foods are threatened by extensive resistance:

     * Many of Europe's larger food retailers have committed to removing GE ingredients from their store-brand products, as have some U.S. retailers;

     * In the UK, three fast-food giants -- McDonald's, Burger King, and KFC -- are eliminating GE soy and corn ingredients from their menus;

     * McCain Foods of Canada announced it would no longer accept genetically engineered Bt potatoes for their brand-name products (11/99);

     * Gerber Products Co. announced in July 1999 that it would not allow GE corn or soybeans in any of their baby foods;

     * Frito Lay, a division of Pepsico, asked farmers that supply corn for Frito Lay to provide only non-genetically engineered corn;

     * Since fall of 2000, hundreds of millions of dollars may have been spent by food companies in recalling food containing GE corn not approved for human consumption;

     * Upon ratification by 50 countries, the Biosafety Protocol, signed by over 100 countries, will require that genetically engineered organisms
          (GEOs) intended for food, feed and processing must be labeled "may contain" GEOs, and countries can decide whether to import those commodities based on a scientific risk assessment.

There is scientific concern that genetically engineered agricultural products may be harmful to humans, animals, or the environment:

     * For human health and environmental concerns, the European Union has proposed regulations to phase out by 2005 antibiotic-resistant marker genes, widely used to develop GE seeds;

     * Research has shown that Bt crops are building up Bt toxins in the soil with unknown long-term effects on soil ecology;

     * The National Academy of Sciences report, Genetically Modified Pest-Protected Plants, recommends development of improved methods for identifying potential allergens in genetically engineered pest-protected plants. The report found the potential for gaps in regulatory coverage (4/2000);

     * GE-crops grown for pharmaceutical purposes, including contraceptive effects, may contaminate other crops and soil and adversely effect human health;

     * Uncertainty about the ecological risks of genetically engineered crops persists. (Science 12/15/2000);

In the U.S., a long tradition of citizens' "right to know" is expressed in laws requiring nutritional labeling of foods:

     * Focus groups conducted by the Food and Drug Administration in spring 2000 indicated strong public support for mandatory labeling;

     * Over a dozen polls in the U.S. show that about 70-93% of people surveyed want GE food to be labeled as such;

     * It is difficult for individuals to avoid GE-foods for religious or ethical reasons unless they are labeled;

     * The European Union, Japan, New Zealand, South Korea and Australia have passed regulations that require labeling of GE-foods."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE PROPOSAL ON LABELING GENETICALLY ENGINEERED FOOD PRODUCTS FOR THE FOLLOWING REASONS:

Modern biotechnology holds much promise for society, for consumers and for the world. It is already being used in agriculture to reduce the use of chemical pesticides and for low-impact, low-tillage farming. It is viewed by some organizations dedicated to alleviating Third World food and nutrition deficits, such as the Rockefeller Foundation and the Food and Agricultural Organization of the United Nations, as a potentially important tool in meeting the world's food needs. And it has the clear potential to foster the development of food products that confer additional health and nutrition benefits on consumers.

It is a fundamental commitment of General Mills that every food product we make and sell is safe for human consumption. The U.S. Food and Drug Administration, the Department of Agriculture and the Environmental Protection Agency have each determined that food containing ingredients improved through modern biotechnology is safe and is no different in any meaningful way from other foods. The National Academy of Science has reached the same conclusion on three occasions, and so have the national academies of several other countries and the American Medical Association. There is no evidence of any harm related to the inclusion of genetically engineered ingredients in food products.

The proposal asks the Company to `identify and label all products manufactured or sold by General Mills under the company's brand names or private labels that may contain genetically engineered ingredients.' It should be noted that the FDA already requires labeling of products containing genetically engineered ingredients whenever such ingredients change the nutritional composition of the product or are allergenic. In January 2001, the FDA issued proposed voluntary guidelines, which continue to add clarity to the FDA's labeling requirements already in place for products of modern biotechnology. We support these labeling policies. We also support the FDA's move to make mandatory its review of all bioengineered ingredients. And we support the agency's initiatives to resolve issues uniformly and take whatever steps are necessary to continue to assure that any new food technology is safe for consumers and the environment based on a comprehensive, balanced evaluation and sound science.

It is worth noting that the FDA is concerned that special labeling for foods containing ingredients improved through modern biotechnology may be misleading to consumers because many would interpret such a label as a warning when, in fact, there is no scientific basis to suggest that such foods are in any meaningful way different from their non-biotech counterparts. There is also the practical difficulty of successfully segregating biotech from non-biotech crops in North America. Instituting such a system would be very costly and result in higher prices to consumers for no apparent benefit.

Similar proposals have been presented to General Mills shareholders in both 2000 and 2001. Each time, the proposal was soundly defeated, receiving less than a 10% favorable vote.

                             STOCKHOLDER PROPOSAL ON
                         GLOBAL WORKERS RIGHTS STANDARDS

Item No. 4 (see page 6) asks the stockholders to consider a proposal of the Comptroller of the City of New York, as custodian and/or trustee of the New York City Employees Retirement System (NYCERS), the New York City Teachers Retirement System, the New York City Fire Department Pension Fund and the New York City Police Pension Fund, 1 Centre Street, New York, NY 10007-2341, owners of 877,580 shares, who has notified the Company in writing that these funds intend to present the following resolution at the annual meeting:

"Whereas, General Mills, Inc. currently has extensive overseas operations, and

Whereas, reports of human rights abuses in the overseas subsidiaries and suppliers of some U.S.-based corporations has lead to an increased public awareness of the problems of child labor, "sweatshop" conditions, and the denial of labor rights in U.S. corporate overseas operations, and

Whereas, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and a loss of consumer confidence which can have a negative impact on shareholder value, and

Whereas, a number of corporations have implemented independent monitoring programs with respected human rights and religious organizations to strengthen compliance with international human rights norms in subsidiary and supplier factories, and

Whereas, these programs incorporate the core conventions of the United Nations'
         International Labor Organization (ILO) on workplace human rights which include the following principles:

         1) All workers have the right to form and join trade unions and to bargain collectively. (ILO Conventions 87 and 98)

         2) Workers representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135)

         3) There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin, or other distinguishing characteristics. (ILO Convention 100 and 111)

         4) Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Conventions 29 and 105)

         5) There shall be no use of child labor. (ILO Convention 138), and,

Whereas, independent monitoring of corporate adherence to these principles is essential if consumer and investor confidence in our company's commitment to human rights is to be maintained,

Therefore, be it resolved that shareholders request that the company commit itself to the implementation of a code of corporate conduct based on the aforementioned ILO human rights Conventions by its international suppliers and in its own international production facilities and commit to a program of outside, independent monitoring of compliance with these standards."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE PROPOSAL ON GLOBAL WORKERS RIGHTS STANDARDS FOR THE FOLLOWING REASONS:

General Mills strongly supports human rights in the workplace, and our corporate policies and practices specifically address the matters raised in this proposal. These corporate policies make clear our commitment to ethical business conduct and worker human rights in every aspect of our business and in every location where we operate. Our policies require that our facilities and those of our vendors, licensees and contract manufacturers not use forced or prison labor of any kind or any form of physical abuse. Our facilities and those we do business with must comply with applicable wage and hour laws. Our policies prohibit the use of child labor. We strongly believe that no employer should unlawfully discriminate against anyone and we are committed to operating within the spirit and letter of all laws and regulations affecting our businesses and employees. We regularly distribute our corporate policies to ensure that our employees understand our values, and we annually ask a wide range of management and professional employees to certify their compliance with key policies, to notify us of any breach or potential for breach, and to ensure that the policies are discussed with the people who work for them.

General Mills monitors compliance with its workplace corporate policies through regular reviews of supplier and owned facilities. Where risks of non-compliance are greatest, regular audits are conducted by third party compliance auditors or by specifically trained General Mills employees.

General Mills has a long history of being recognized for our commitment to corporate social responsibility, fairness and diversity. For example, in the last three years we have received the Catalyst Award, for support of women in the workplace, the Ron Brown Award for Corporate Leadership, FORTUNE magazine has named us one of America's Most Admired Companies, and Business Ethics, the Corporate Responsibility Report, has placed us on the list of 100 Best Corporate Citizens. In addition, we have received the Council on Economic Priorities' Corporate Conscience Award four times in the last several years.

Because of our existing policies addressing issues identified in the proposal, and our ongoing monitoring of compliance with those policies, we do not believe that adoption of this proposal is necessary or in the best interest of shareholders.

                          TOTAL RETURN TO STOCKHOLDERS

This line graph and table compare the cumulative total stockholder return for holders of General Mills common stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Food Products Index for the last five-year period. The graph and table assume the investment of $100 in each of General Mills' common stock and the specified indexes at the beginning of the applicable period, and assume the reinvestment of all dividends.


                              [PLOT POINTS CHART]

                      ----------------------------------------------------------
                       MAY 97    MAY 98    MAY 99    MAY 00    MAY 01    MAY 02
--------------------------------------------------------------------------------
General Mills            100       110       133       140       148       162
--------------------------------------------------------------------------------
S&P Food Products        100       134       119       108       125       144
--------------------------------------------------------------------------------
S&P 500                  100       131       158       175       156       135
--------------------------------------------------------------------------------

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

THE COMMITTEE'S RESPONSIBILITIES

The Compensation Committee of the Board (the "Committee") is responsible for setting and administering the policies that govern executive compensation. The Committee is composed entirely of independent, non-employee directors. Reports of the Committee's actions and recommendations are presented to the full Board. The purpose of this report is to summarize the philosophical principles, specific program elements and other factors considered by the Committee in making decisions about executive compensation.


COMPENSATION PHILOSOPHY

The Committee bases its compensation decisions on the following core principles:

* Pay is performance-based. Base salaries at General Mills are generally lower than those at comparable companies in the food and consumer products business sector, but they are coupled with an incentive system that pays more with good performance and less for below-par performance.

* Stock ownership is emphasized. The Committee believes that broad and deep employee stock ownership effectively aligns the interests of employees with those of stockholders and provides a strong motivation to build stockholder value. The Company has established specific stock ownership objectives for key management employees and programs have been created that encourage all employees, particularly key management employees, to have an ownership interest in the Company.

* Compensation opportunities must be competitive to attract and retain talented employees. The Committee evaluates Company performance, actual compensation and share ownership, and compares them with data for peer food and consumer product companies as well as a broader group of leading industrial companies.


PROGRAM ELEMENTS

General Mills' executive compensation program comprises base salary, annual incentive and long-term incentive compensation.

BASE SALARY. Base salaries for officers are generally lower than at comparable companies due to our emphasis on performance-oriented incentive compensation and because historically many of our executives received stock options in lieu of salary increases under the Salary Replacement Stock Option Plan. All salaried employees, including executives, are eligible for an annual merit increase to base salary based primarily on performance of job responsibilities and accomplishment of predetermined performance objectives.

ANNUAL INCENTIVE. General Mills provides executives with an annual opportunity to earn cash incentive awards through the Executive Incentive Plan (EIP). Under the EIP, fiscal 2002 incentive amounts were determined by the Committee at the end of the year based upon corporate, business unit and individual perfor-mance. For each of the five most highly compensated officers, including the CEO, this incentive amount was limited to a maximum amount established under the EIP, and was adjusted downward from the maximum by the Compensation Committee according to a schedule determined by the Committee at the start of the year.

In fiscal 2002, the schedule that established the year-end corporate performance rating was weighted 50 percent to the Company's earnings-per-share performance and 50 percent to key Pillsbury integration success and performance momentum objectives. Key integration measurements included achievement of acquisition financial synergies, integration of financial information systems and sales organizations and completion of plant conversions for the businesses divested.

Although the Company successfully met all Pillsbury integration milestones, fiscal 2002 earnings per share fell well short of goal. Accordingly, the Committee assigned an incentive rating of 1.16 that is approximately 32 percent below the fiscal 2001 rating and 25 percent below the average rating of the prior five fiscal years.

Business unit ratings were based 75 percent on financial performance and 25 percent on the quality of this financial performance and progress against strategic growth priorities. Unit financial performance was measured by earnings before interest and taxes, volume, productivity improvements and/or cost-per-case targets.

Individual performance ratings were based upon each executive's achievement of specific annual financial objectives as well as other factors like achievement of Pillsbury integration milestones, the quality of business plans and strategies, progress in organizational and management development and diversity.

For senior officers, cash incentive awards were determined by multiplying fiscal year base salary by a base incentive rate (a percentage of salary that increases with the level of responsibility), the individual performance rating and the corporate performance rating. For officers in operating units, the corporate rating was weighted with a business unit rating. The scale for corporate and business unit ratings ranged from 0 to 1.80, with superior performance resulting in ratings of 1.50 or higher. The scale for individual ratings ranged from 0 to
1.50. Executives were permitted to defer receipt of cash incentive awards earned under the EIP to a subsequent date. Cash incentive awards are included in the Summary Compensation Table on page 28 under the Bonus column.

Under the EIP, in fiscal 2002 executives also were eligible to receive a supplemental restricted stock matching award equal to 30 percent of the cash EIP award. This award can be adjusted up or down by up to 25 percent of the award according to a schedule based on the corporate performance rating. To receive the supplemental restricted stock award, the executive must place on deposit with the Company personally owned shares equal in number to the number of shares awarded as restricted stock. The restricted stock vests after four years, provided the owned shares remain on deposit with the Company for the entire four-year period. Restricted shares granted under the EIP are included in the Summary Compensation Table on page 28 under the Restricted Stock Award(s) column.

LONG-TERM INCENTIVE. General Mills provides executives with a long-term incentive compensation opportunity through the 1998 Senior Management Stock Plan. Each December, stock options are granted to officers and other selected employees based upon their level of responsibility, ability to impact results and individual performance. The size of regular stock option grants to the executive officers, including the Chief Executive Officer, is periodically reviewed against option grants made by other large food and consumer products companies to their CEO and other senior executives. Our targeted level of stock option grants ranks above the median range of option grants made by the comparative organizations. The stock option grant can be adjusted up or down by 25 percent according to a schedule based on corporate performance rating.

The table on page 29 summarizes the options granted in fiscal 2002 to all employees and to the five named officers. Also, we have periodically provided special stock option grants to all employees not receiving regular stock option grants. General Mills made such grants to eligible employees in fiscal years 1994, 1996, 2000 and 2002. These broad-based option awards are designed to expand employee stock ownership and provide further motivation throughout the Company to achieve corporate performance objectives. In special circumstances, we make limited special grants of restricted stock to certain key employees.

Executives and selected employees were given an opportunity to exchange a portion of their merit-related base salary increase for a supplemental stock option grant through the Salary Replacement Stock Option Plan, which was discontinued in September 2001. The size of the option grant is determined by calculating the estimated present value of the foregone salary increase (including pay-related compensation and benefits, such as annual incentive, savings plan match and pension accrual) and dividing it by the estimated present value of a stock option, assuming an 8 percent annual growth rate in the common stock price. Approximately 1,107 employees participated in this program in fiscal 2002, which was the last year of the program; the table on page 29 includes stock options granted under this program to the five named officers.


CEO COMPENSATION AND PERFORMANCE

The compensation of the Company's Chief Executive Officer for fiscal 2002 consisted of base salary, annual incentive and stock options. The Committee determined the level for each of these elements using methods consistent with those used for other senior executives. When determining the CEO's merit increase to base salary, individual incentive award and annual stock option grant, the Committee evaluates his performance and reports on that evaluation to the independent directors of the Board. In determining Mr. Sanger's 2002 individual incentive award, the Committee's analysis began with the corporate performance rating used to determine the annual incentive of other executive officers. Then the Committee considered Mr. Sanger's personal performance against pre-established objectives in numerous areas, including Company financial performance, growth, innovation, productivity improvement, new ventures, organizational development, diversity, and customer and stockholder relations.


DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Internal Revenue Code requires that the Company meet specific criteria, including stockholder approval of certain stock and incentive plans, in order to deduct, for federal income tax purposes, compensation over $1 million paid to the five officers named in the Proxy Statement. The Company expects to meet the requirements of the Code and receive a deduction for all compensation paid to those executive officers in fiscal 2002.


CONCLUSION

The Committee is satisfied that the compensation and long-term incentive plans provided to the officers of the Company are structured and operated to create strong alignment with the long-term best interests of the Company and its stockholders.

SUBMITTED BY THE COMPENSATION
COMMITTEE:

          Livio D. DeSimone, Chair
          William T. Esrey
          Raymond V. Gilmartin
          Heidi G. Miller
          A. Michael Spence

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                      ANNUAL COMPENSATION                                                 AWARDS
--------------------------------------------------------------                  -------------------------
                                                                                RESTRICTED
                                                                 OTHER ANNUAL      STOCK                     ALL OTHER
        NAME AND PRINCIPAL                  SALARY     BONUS     COMPENSATION     AWARD(S)                  COMPENSATION
             POSITION               YEAR     ($)        ($)           ($)         ($) (a)     OPTIONS (#)      ($) (b)
---------------------------------   ----   -------   ---------   ------------   ----------    -----------   ------------
S. W. SANGER                        2002   784,462     941,044     65,252(c)      282,288       719,050        57,337
 Chairman of the Board and          2001   696,150   1,261,100     97,102(c)      472,906       785,811       104,519
 Chief Executive Officer            2000   696,150   1,264,600         --         316,138       735,958       104,659

R. G. VIAULT                        2002   593,604     511,339         --         153,392       226,950        53,327
 Vice Chairman                      2001   550,000     701,300         --         262,962       263,121        66,603
                                    2000   533,334     753,825         --              --(d)    239,000        61,088

S. R. DEMERITT                      2002   541,542     466,565     96,697(e)      139,969       221,350        32,392
 Vice Chairman                      2001   500,000     629,000         --         235,836       266,073        50,728
                                    2000   459,569     646,500    342,124(e)      161,557       208,418       135,614

J. A. LAWRENCE                      2002   462,088     373,943         --         112,174       171,050        24,699
 Executive Vice President           2001   425,000     495,200         --         185,671       183,121        45,450
 and Chief Financial Officer        2000   425,000     478,800         --         119,730       158,392        37,291

S. S. MARSHALL                      2002   348,733     252,642         --          75,792       104,400        34,543
 Senior Vice President, Corporate   2001   320,000     315,500         --         118,259       115,067        31,413
 Affairs, General Counsel and       2000   315,522     307,000         --         913,351(f)    107,304        33,934
 Secretary

---------------------
(a) The amounts in this column reflect the value of the restricted stock or restricted stock units awarded annually under the Executive Incentive Plan ("EIP"), except as described in note (f). Recipients must deposit with the Company one personally owned share of common stock for each share of restricted stock awarded. The restricted stock granted in 2002 and 2001 vests in four years and the restricted stock granted in 2000 vests 50% after three years and 50% after six years, in each case, provided the participant's shares remain on deposit until the end of the restricted period. Regular dividends are paid on the restricted stock. Restricted stock under the EIP vests in the event of a change in control. At the end of fiscal 2002, the number and value of the aggregate restricted stockholdings for the named officers were:

               S. W. Sanger          34,343 shares      $1,547,838
               R. G. Viault          15,257                687,633
               S. R. Demeritt        15,112                681,099
               J. A. Lawrence        22,416              1,010,289
               S. S. Marshall        29,013              1,307,616

(b) The amounts for all officers, other than Mr. Demeritt, represent the Company's matching contributions to retirement savings plans (tax-qualified and supplemental) and, for certain officers, the Company's matching allocations to the deferred compensation plan on behalf of the named officers. Amount for Mr. Demeritt includes $92,249 in 2000 relating to his foreign assignment at Cereal Partners Worldwide.

(c) This amount represents perquisites used by Mr. Sanger, including $40,635 for the personal use of the Company aircraft in 2002 and $73,658 in 2001.

(d) Because Mr. Viault's age exceeds 55, in lieu of his restricted stock award he may elect to receive an additional cash amount equal to 15% of his annual cash bonus. His additional cash amount is reflected in the Bonus column.

(e) This amount represents reimbursements made to Mr. Demeritt for incremental taxes resulting from his foreign assignment.

(f) This amount includes the value of a special restricted stock grant made to Ms. Marshall. Regular dividends are paid on shares of restricted stock.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE VALUE AT
                                                                                          ASSUMED ANNUAL RATES OF
                                                                                         STOCK PRICE APPRECIATION
                             INDIVIDUAL GRANTS (a)                                        FOR OPTION TERM ($) (b)
------------------------------------------------------------------------    -------------------------------------------------
                                 % OF TOTAL
                                   OPTIONS
                     OPTIONS      GRANTED TO     EXERCISE
                     GRANTED     EMPLOYEES IN      PRICE      EXPIRATION
       NAME            (#)        FISCAL YEAR    ($/SHARE)       DATE       0% ($) (c)        5% ($)              10% ($)
----------------   ----------    ------------    ---------    ----------    ----------    --------------      --------------
Sanger                625,000(d)     4.29%         49.61      1/17/2012          0            19,697,185          50,031,525
                       94,050(e)     0.65%         43.79       9/1/2011          0             2,616,307           6,645,509

Viault                187,500(d)     1.29%         49.61      1/17/2012          0             5,909,155          15,009,458
                       39,450(e)     0.27%         43.79       9/1/2011          0             1,097,430           2,787,510

Demeritt              187,500(d)     1.29%         49.61      1/17/2012          0             5,909,155          15,009,458
                       33,850(e)     0.23%         43.79       9/1/2011          0               934,137           2,372,740

Lawrence              156,250(d)     1.07%         49.61      1/17/2012          0             4,924,296          12,507,881
                       14,800(e)     0.10%         43.79       9/1/2011          0               411,710           1,045,758

Marshall               93,750(d)     0.64%         49.61      1/17/2012          0             2,954,578           7,504,729
                       10,650(e)     0.07%         43.79       9/1/2011          0               296,264             752,522

All Stockholders           NA          NA             NA             NA          0        11,236,165,753(f)   28,540,246,955(f)

All Optionees      14,567,018         100%         48.17(g)            (g)       0           445,761,149       1,132,248,629

As a % of All
 Stockholders'
 Potential Gain            NA          NA             NA             NA         NA                   4.0%                4.0%

---------------------
(a) All options are granted at the fair market value of the common stock on the grant date and generally expire 10 years and one month from the grant date. All options become fully exercisable for a period of one year after a change of control. Options include the right to pay the exercise price in cash or previously acquired common stock and the right to have shares withheld by the Company to pay withholding tax obligations due upon exercise.

(b) These assumed values result from using certain rates of stock price appreciation prescribed under Securities and Exchange Commission rules and are not intended to forecast possible future appreciation in the Company's common stock. The actual value of these option grants is dependent on future performance of the common stock and overall stock market conditions. There is no assurance that the values reflected in this table will be achieved.

(c) No gain or benefit to the optionees is possible without stock price appreciation, which will benefit all stockholders commensurately.

(d) This stock option grant under the 1998 Senior Management Stock Plan becomes exercisable on December 17, 2005.

(e) Options granted under the 1995 Salary Replacement Stock Option Plan are awarded in lieu of cash compensation to an executive. The option becomes exercisable over a four-year period, beginning on the grant date. The Plan was discontinued in September 2001.

(f) For All Stockholders, the potential gain is calculated using an exercise price of $48.17, representing the weighted average exercise price for all options awarded in fiscal 2002, and the total amount of outstanding common stock on May 26, 2002. The potential gain is measured over an option term of 10 years and one month.

(g) Exercise price shown is a weighted average of all options awarded in fiscal 2002. Options expire on various dates through the year 2012.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                                  VALUE OF UNEXERCISED
                                                 NUMBER OF UNEXERCISED                IN-THE-MONEY
              SHARES ACQUIRED     VALUE         OPTIONS AT 5/24/02 (#)         OPTIONS AT 5/24/02 ($) (a)
                ON EXERCISE      REALIZED    -----------------------------    -----------------------------
NAME                (#)            ($)       EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----          ---------------   ---------    -----------     -------------    -----------     -------------
Sanger            70,568        3,959,129     2,194,173        2,810,753      37,711,753       16,186,648
Viault            66,500        1,107,225       427,140          901,311       5,256,787        5,360,496
Demeritt          45,063        2,624,984       403,248          830,655       5,878,204        4,814,983
Lawrence               0                0        33,710          778,853         214,250        5,156,029
Marshall               0                0       281,512          432,623       4,699,097        2,531,414

---------------------
(a) Value of unexercised options equals the fair market value of the shares underlying in-the-money options at May 24, 2002 ($45.07), less the exercise price, multiplied by the number of in-the-money options outstanding.

                         DEFINED BENEFIT RETIREMENT PLAN

FINAL AVERAGE EARNINGS     10 YEARS OF    15 YEARS OF    20 YEARS OF    25 YEARS OF    30 OR MORE YEARS OF
     (AS DEFINED)            SERVICE        SERVICE        SERVICE        SERVICE           SERVICE*
----------------------------------------------------------------------------------------------------------
       $  300,000            $ 50,000       $ 75,000       $100,000       $125,000          $ 150,000
          500,000              83,333        125,000        166,666        208,333            250,000
          600,000             100,000        150,000        200,000        250,000            300,000
          700,000             116,666        175,000        233,333        291,666            350,000
          800,000             133,333        200,000        266,666        333,333            400,000
          900,000             150,000        225,000        300,000        375,000            450,000
        1,000,000             166,666        250,000        333,333        416,666            500,000
        1,100,000             183,333        275,000        366,666        458,333            550,000
        1,200,000             200,000        300,000        400,000        500,000            600,000
        1,300,000             216,666        325,000        433,333        541,666            650,000
        1,400,000             233,333        350,000        466,666        583,333            700,000
        1,500,000             250,000        375,000        500,000        625,000            750,000
        1,600,000             266,666        400,000        533,333        666,666            800,000
        1,700,000             283,333        425,000        566,666        708,333            850,000
        1,800,000             300,000        450,000        600,000        750,000            900,000
        1,900,000             316,666        475,000        633,333        791,666            950,000
        2,000,000             333,333        500,000        666,666        833,333          1,000,000
        2,100,000             350,000        525,000        700,000        875,000          1,050,000

---------------------
*No additional benefits accrue after 30 years of service.

The preceding table sets forth the pension benefits payable under the Company's tax-qualified Retirement Income Plan (the "RIP") and Supplemental Retirement Plan to the persons named in the Summary Compensation Table (see page 28), showing the estimated annual aggregate benefits payable at normal retirement (age 65) for various classifications of earnings and years of benefit service. Because federal law limits the benefits that may be paid from a tax-qualified retirement plan like the RIP, the Supplemental Retirement Plan provides for the payment of additional amounts to certain executive officers (including the officers named in the Summary Compensation Table) so that they will receive, in the aggregate, the benefits they would have been entitled to receive had the RIP not been subject to such maximum limitations. This table is based on the maximum benefit under the RIP of 50 percent of Final Average Earnings for a participant with 30 years of benefit service, less 50 percent of the employee's projected Social Security benefit. Final Average Earnings is the average of the employee's five highest years' remuneration. Such remuneration generally equals the salary and bonus reported in the Summary Compensation Table plus the value of vested restricted stock and stock units granted under the EIP. The effects of integration with Social Security benefits have been excluded from the table, because the amount of the reduction in benefits due to integration varies depending on the participant's age at the time of retirement and changes in the Social Security laws.

The officers listed in the Summary Compensation Table are credited, respectively, with the following full years of benefit service under the RIP:
S. W. Sanger, 28 years; R. G. Viault, 6 years; S. R. Demeritt, 32 years; J. A. Lawrence, 3 years; and S. S. Marshall, 7 years.

In addition, the Company has agreed to provide supplemental retirement benefits to R. G. Viault to compensate for the difference, if any, between the pension benefit he would have received from his previous employer's retirement plan and the benefit he receives from the combination of his previous employer's plan and the Company's plans.

                         CHANGE OF CONTROL ARRANGEMENTS

The Company has agreements with some of its executive officers providing for guaranteed severance payments equal to three times the annual compensation of the officer (salary plus cash incentive award) and continuation of health and similar benefits for a three-year period if the officer is terminated within two years after a change of control. These agreements also provide for a cash payment of the amount necessary to insure that the foregoing payments are not subject to reduction due to the imposition of excise taxes payable under Code
Section 4999 or any similar tax.

The Company has two nominally funded trusts to provide for payments under its nonqualified deferred compensation plans, including the directors' compensation plan, the EIP, the management continuity agreements and the Supplemental Savings and Retirement Plans. Full funding is required in the event of a change of control.

                                  OTHER MATTERS

            SECTION 16(a): BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports filed with the SEC by General Mills directors and executive officers regarding their ownership of and transactions in General Mills common stock, and written representations from those officers and directors, General Mills believes that each has filed timely and complete reports under Section 16(a) of the Securities Exchange Act of 1934.

                              COSTS OF SOLICITATION

The Company will pay for preparation, printing and mailing this Proxy Statement. We have engaged Georgeson Shareholder Communications Inc. to help us solicit proxies from stockholders for a fee of $10,500 plus their out-of-pocket expenses. Proxies may also be solicited personally or by telephone by regular employees of the Company without additional compensation as well as by employees of Georgeson. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

                     DELIVERY AND VIEWING OF PROXY MATERIALS

DELIVERY OF PROXY MATERIALS. Securities and Exchange Commission rules now allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates irritating duplicate mailings that stockholders living at the same address receive and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus or information statements.

Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by writing to Wells Fargo Bank Minnesota, N.A. Shareowner Services, Attn: Admin/General Mills, P.O. Box 64854, St. Paul, MN 55164-0854. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

VIEWING OF PROXY MATERIALS VIA THE INTERNET. We are able to distribute the Annual Report and Proxy Statement to General Mills stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder's address and eliminates the cost of sending these documents by mail. Stockholders may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. If you choose to view these materials online, you will continue to receive a proxy card in the mail. You may make this election when voting your proxy this year: simply follow the instructions to vote via the Internet or go directly to http://www.econsent.com/gis/ to register your consent. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by telephone, mail or via the Internet.

                                  ANNUAL REPORT

The 2002 Annual Report to Stockholders, which includes the consolidated financial statements of the Company for the fiscal year ended May 26, 2002, was mailed on or about August 15, 2002, to all stockholders entitled to vote at the annual meeting. If you have not received the Annual Report, please call 1-800-245-5703, and a copy will be sent to you without charge. You may also request a free copy by writing to the Company Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, MN 55440.

                             YOUR VOTE IS IMPORTANT!

Please vote by phone, via the Internet or sign and promptly return your proxy card in the enclosed envelope.

                                   APPENDIX A

                               GENERAL MILLS, INC.

                             AUDIT COMMITTEE CHARTER

                               (Revised June 2002)

                 (This page has been left blank intentionally.)

                               GENERAL MILLS, INC.

                             AUDIT COMMITTEE CHARTER

ORGANIZATION. The Audit Committee of General Mills, Inc. is a standing committee of the Board of Directors. The Committee shall consist of not less than five, nor more than seven members of the Board. The members shall be elected annually by the Board, with one member designated by the Board to be the Chair, and shall not be officers or employees of the Company or of any of its subsidiaries. Committee members will be independent of management and free from material business relationships that might interfere with the exercise of independent judgment as Committee members. They will satisfy such other requirements, including financial literacy, as may be specified by the rules of the New York Stock Exchange or regulatory authorities.

The Committee shall meet at least three times annually and may, in its discretion, delegate specific responsibilities to a subcommittee comprised of one or more members of the Committee.

STATEMENT OF POLICY. The Audit Committee will assist the Board of Directors in fulfilling its oversight responsibilities involving:

* The integrity of the Company's financial statements and financial reporting process.

* The independence of the Company's independent auditors and the performance of the independent audit.

*    The adequacy of the Company's accounting processes and financial controls.

* Compliance with applicable laws and the Company's policy on business ethics and conduct.

In so doing, it is the responsibility of the Committee to maintain free and open means of communication among the directors, the independent auditors, the internal auditors and the management of the Company. The Committee will report to the Board all significant issues discussed by the Committee and all recommendations that are to be acted upon by the full Board. The Committee shall have the resources and authority necessary to discharge its responsibilities, including the authority to retain independent counsel and other experts or consultants.

RESPONSIBILITIES. Specific responsibilities of the Audit Committee include:

1. To recommend to the Board the independent auditors for the annual audit of the Company, evaluate the independence and performance of the independent auditors, and, if deemed appropriate, recommend that the Board replace the independent auditors. Because the independent auditors are ultimately accountable to the Board of Directors, the selection of the independent auditors shall be the responsibility of the Board and shall be ratified by the stockholders at the annual meeting.

2. To review and approve the services to be provided by the independent auditors for the coming year, including the scope of the annual audit of the Company's financial statements and audit services for pension and benefit plans.

3. To establish Company guidelines to ensure that independence of the independent auditor from the Company is maintained. The Company's independent auditors are permitted to perform the following non-audit services without specific approval from the Audit Committee:

     * Review financial statements of the Company and its subsidiaries, joint ventures, equity investments, benefit plans and the General Mills Foundation.

     *    Conduct statutory audits of foreign operations.

     *    Prepare statutory tax returns for foreign operations.

     * Prepare tax returns for designated employees on international assignment.

     * Prepare supplementary documents to support SEC filings associated with corporate activities.

     * Conduct due diligence reviews in connections with corporate transactions or investments.

     * With the approval of the Audit Committee, the Company's independent auditors may perform other non-audit services not prohibited by law or regulation, up to a maximum of $1,000,000 in the aggregate during a fiscal year.

     The Company's independent auditors may not perform the following services for the Company:

     *    Accounting or bookkeeping services.

     * Internal audit services related to accounting controls, financial systems or financial statements.

     *    Financial information systems design or implementation.

     *    Operating management services.

4. To meet separately with the independent auditors, with and without management present, to discuss the results of their audits and examinations, management's responses and other matters the Committee or the independent auditors wish to discuss, and to review with the independent auditors the matters required to be discussed under generally accepted auditing standards relating to the conduct of the audit.

5. To receive at least annually from the independent auditors a written statement delineating all relationships between the independent auditors and the Company, to discuss with the independent auditors any relationships or non-audit services that may impair their objectivity and independence, and, if necessary, to take or recommend that the Board take appropriate action to ensure the independence of the independent auditors.

6. To review with senior management, the internal auditors and the independent auditors, the adequacy and effectiveness of the Company's accounting and financial controls and processes to monitor and manage business and financial risk and legal and ethical compliance.

7. To review with management and the independent auditors significant changes proposed for the accounting policies of the Company, accounting, tax or financial reporting proposals that have or may have a material effect on the Company's financial situation and/or financial reports, the reasonableness of significant assumptions, accounting judgments or estimates utilized by the Company in connection with its financial statements, and the effect of alternative GAAP methods on the Company's financial statements and a description of any transactions as to which management obtained advice from the independent auditor on the application of certain accounting principles.

8. To review and discuss with management and the independent auditors the Company's audited financial statements, and to recommend to the Board that the audited financial statements be included in the Company's annual report on Form 10-K.

9. To review with management and the independent auditors the Company's quarterly financial statements and other matters required to be discussed with the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for purposes of this review.

10. To approve any Committee report required to be included in the proxy statement for the Company's annual meeting of stockholders.

11. To review and approve the audit plan, budget and staffing of the Company's internal audit function for the coming year.

12. To review periodically the quality and depth of staffing in the Company's auditing, accounting, and financial departments.

13. To review and reassess the adequacy of this charter annually and to recommend any proposed changes to the Board for approval.

                 (This page has been left blank intentionally.)

                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                                       AND
                                 PROXY STATEMENT










                              GENERAL MILLS, INC.

[LOGO] GENERAL MILLS



                         ANNUAL MEETING OF STOCKHOLDERS

                           MONDAY, SEPTEMBER 23, 2002
                       11:00 A.M. (CENTRAL DAYLIGHT TIME)

                         THE CHILDREN'S THEATRE COMPANY
                             2400 THIRD AVENUE SOUTH
                                 MINNEAPOLIS, MN



--------------------------------------------------------------------------------




                              GENERAL MILLS, INC.

[LOGO]

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS            PROXY
                                                                           2002




I appoint Stephen W. Sanger, Stephen R. Demeritt and Raymond G. Viault, together and separately, as proxies to vote all shares of common stock that I have power to vote at the annual meeting of stockholders to be held on September 23, 2002 at Minneapolis, Minnesota, and at any adjournment thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.







            (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                                                     --------------------------
                                                     |COMPANY #               |
                                                     |                        |
                                                     |CONTROL #               |
                                                     --------------------------

                    THERE ARE THREE WAYS TO VOTE YOUR PROXY

       VOTE BY PHONE                    VOTE VIA INTERNET                  VOTE BY MAIL
(FROM THE U.S. AND CANADA)           http://www.eproxy.com/gis/
      1-800-240-6326                --------------------------
Use any touch-tone telephone       Use the Internet to vote your         Mark, sign and date
to vote your proxy 24 hours        proxy 24 hours a day, 7 days          your proxy card and
a day, 7 days a week. Have         a week. Have your proxy card          return it in the
your proxy card in hand when       in hand when you access the           postage-paid envelope
you call. You will be prompted     web site. You will be prompted        we have provided.
to enter your 3-digit              to enter your 3-digit company
company number and a 7-digit       number and a 7-digit control
control number, which are          number, which are located above,
located above, and then            to create an electronic ballot.
follow the simple intructions.


Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. The deadline for telephone or Internet voting is noon EDT, Sunday, September 22, 2002.

      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.
                                                   ---

 1. ELECTION OF 01 Stephen R. Demeritt 02 Livio D. DeSimone       [ ]  FOR all listed   [ ]  WITHHOLD
    DIRECTORS:  03 William T. Esrey    04 Raymond V. Gilmartin         nominees              AUTHORITY
                05 Judith R. Hope      06 Robert L. Johnson           (except as             to vote for all listed
                07 John M. Keenan      08 Heidi G. Miller              marked below)         nominees
                09 Stephen W. Sanger   10 A. Michael Spence
                11 Dorothy A. Terrell  12 Raymond G. Viault
                13 Paul S. Walsh

                                PLEASE FOLD HERE
--------------------------------------------------------------------------------


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NUMBER(S) OF THAT INDIVIDUAL(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                --------------------------------
                                                |                              |
                                                |                              |
                                                --------------------------------


2. APPROVAL OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS.       [ ] For      [ ] Against       [ ] Abstain

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 3 AND 4.
                                          -------

3. STOCKHOLDER PROPOSAL CONCERNING GENETICALLY ENGINEERED
   FOOD PRODUCTS.                                                     [ ] For      [ ] Against       [ ] Abstain

4. STOCKHOLDER PROPOSAL CONCERNING GLOBAL WORKERS RIGHTS STANDARDS.   [ ] For      [ ] Against       [ ] Abstain


THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1 AND 2 AND "AGAINST" ITEMS 3 AND 4.


SIGN-UP TODAY TO VIEW FUTURE PROXY STATEMENTS AND ANNUAL REPORTS VIA THE INTERNET, INSTEAD OF RECEIVING THEM BY MAIL. TO REGISTER, FOLLOW INSTRUCTIONS FOR INTERNET VOTING OR REGISTER YOUR CONSENT DIRECTLY BY GOING TO
http://www.econsent.com/gis/.
---------------------------

Address Change? Mark Box [ ] Indicate changes below:  Dated ____________________


                                                --------------------------------
                                                |                              |
                                                |                              |
                                                --------------------------------
                                                Signature(s) of Stockholder(s)
                                                in Box

                                                PLEASE SIGN exactly as name
                                                appears at left. Joint owners
                                                should each sign. Executors,
                                                administrators, trustees, etc.
                                                should so indicate when signing.
                                                If signer is a corporation,
                                                please sign full name by duly
                                                authorized officer.

                              [LOGO] GENERAL MILLS



                         ANNUAL MEETING OF STOCKHOLDERS

                           MONDAY, SEPTEMBER 23, 2002                   PROXY
                       11:00 A.M. (CENTRAL DAYLIGHT TIME)               2002

                         THE CHILDREN'S THEATRE COMPANY
                             2400 THIRD AVENUE SOUTH
                                 MINNEAPOLIS, MN




I appoint Stephen W. Sanger, Stephen R. Demeritt and Raymond G. Viault, together and separately, as proxies to vote all shares of common stock that I have power to vote at the annual meeting of stockholders to be held on September 23, 2002 at Minneapolis, Minnesota, and at any adjournment thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.









            (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.
                                                   ---

 1. ELECTION OF 01 Stephen R. Demeritt 02 Livio D. DeSimone       [ ]  FOR all listed   [ ]  WITHHOLD
    DIRECTORS:  03 William T. Esrey    04 Raymond V. Gilmartin         nominees              AUTHORITY
                05 Judith R. Hope      06 Robert L. Johnson           (except as             to vote for all listed
                07 John M. Keenan      08 Heidi G. Miller              marked below)         nominees
                09 Stephen W. Sanger   10 A. Michael Spence
                11 Dorothy A. Terrell  12 Raymond G. Viault
                13 Paul S. Walsh

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NUMBER(S) OF THAT INDIVIDUAL(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                --------------------------------
                                                |                              |
                                                |                              |
                                                --------------------------------


2. APPROVAL OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS.       [ ] For      [ ] Against       [ ] Abstain

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 3 AND 4.
                                          -------

3. STOCKHOLDER PROPOSAL CONCERNING GENETICALLY ENGINEERED
   FOOD PRODUCTS.                                                     [ ] For      [ ] Against       [ ] Abstain

4. STOCKHOLDER PROPOSAL CONCERNING GLOBAL WORKERS RIGHTS STANDARDS.   [ ] For      [ ] Against       [ ] Abstain


THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1 AND 2 AND "AGAINST" ITEMS 3 AND 4.
 ---                     -------
                                                Dated __________________________


                                                --------------------------------
                                                |                              |
                                                |                              |
                                                --------------------------------
                                                Signature(s) of Stockholder(s)
                                                in Box

                                                PLEASE SIGN exactly as name
                                                appears at left. Joint owners
                                                should each sign. Executors,
                                                administrators, trustees, etc.
                                                should so indicate when signing.
                                                If signer is a corporation,
                                                please sign full name by duly
                                                authorized officer.

[LOGO] G
.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
GENERAL MILLS

                               GENERAL MILLS, INC.
                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                           MONDAY, SEPTEMBER 23, 2002

August 16, 2002


Dear Stockholder:

The Annual Meeting of Stockholders of General Mills, Inc. will be held on Monday, September 23, 2002, at 11:00 a.m., Central Daylight Time, in the auditorium of the Children's Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota for the following purposes:

     1)   To elect 13 directors;
     2)   To approve KPMG LLP as independent auditors for fiscal year 2003;
     3) To act on a stockholder proposal concerning genetically engineered food products, if presented;
     4) To act on a stockholder proposal concerning global workers rights standards, if presented; and
     5)   To act on any other proper business of the meeting.

RECORD DATE
July 25, 2002 has been fixed as the record date for determining stockholders who are entitled to vote at the annual meeting. If you held General Mills common stock on that date, or held shares of Ralcorp Holdings, Inc. common stock that can be exchanged for General Mills stock as a result of the Company's 1997 acquisition of the Ralcorp branded cereal and snack businesses, you can vote at the annual meeting.

DUPLICATE MAILINGS OF PROXY MATERIALS
Many stockholders have asked us to help eliminate the amount of duplicate materials being delivered to their household. In May 2002, we sent a letter to you asking whether you wanted to continue receiving more than one set of proxy materials at your address. Since you did not object to receiving a single copy of our Annual Report and Proxy Statement, only one copy of these materials has been mailed to your address. Each General Mills stockholder residing at your address, however, will receive a separate proxy card in its own envelope. Stockholders who instructed us to continue sending a duplicate set of the Annual Report and Proxy Statement have been mailed a complete set of materials.

Enclosed is a proxy card and voting instructions. Please review the Annual Report and Proxy Statement that have been mailed to your household before voting on the proposals set forth on the proxy card. You may vote by mail, telephone or via the Internet as instructed on the card. Please contact Wells Fargo Shareowner Services at 1-877-602-7615 or 651-450-4104 if you have not received all proxy cards for your household by September 3, 2002. If you would like to receive a duplicate set of proxy materials, you may contact Wells Fargo Shareowner Services directly.

Sincerely,



Siri S. Marshall, Secretary

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PLEASE NOTE THAT ONLY ONE COPY OF OUR ANNUAL REPORT AND PROXY STATEMENT HAS BEEN
MAILED, IN A SEPARATE ENVELOPE, TO YOUR HOUSEHOLD.
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


[LOGO] G
.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
GENERAL MILLS

                                                              KATHLEEN M. CURRAN
                                           Manager, Corporate Secretary's Office
                                                         and Assistant Secretary
                                                       Telephone: (763) 764-5676
                                                       Facsimile: (763) 764-5011


August 16, 2002



Dear Stockholder:

On January 31, 1997, General Mills purchased the branded cereal and snack food businesses of Ralcorp Holdings, Inc. and you, as a Ralcorp shareholder, became entitled to receive General Mills common stock in exchange for your Ralcorp stock.

Our records show that you have not yet exchanged your Ralcorp shares (these are the green certificates) for General Mills shares. Until that exchange is made, we cannot pay General Mills dividends to you. Since the Ralcorp acquisition, we have paid $8.66 in dividends per General Mills share. Your dividends are being held for you and will be paid at the time you exchange your shares.

We encourage you to exchange your Ralcorp shares. If no exchange is made, we are required by law to turn over the shares and accumulated dividends to the state of last known address as unclaimed property, based on each state's escheat schedule.

If you have questions about how to exchange your shares or you have lost your letter of transmittal, please call Wells Fargo Shareowner Services (formerly Norwest) at 1-800-380-1372. We look forward to serving your needs as a General Mills stockholder.

Very truly yours,



Kathleen M. Curran

PROXY BY PHONE

                            2002 PHONE VOTING SCRIPT
                              PROPOSAL BY PROPOSAL

SPEECH 1 Welcome. Please enter your three digit company number located in the box in the upper right hand corner of the proxy card.

                            IF NOT ENTERING AFTER ONE OR TWO PROMPTS,
                            Please enter the three digit company number now.

                            IF NOT ENTERING AFTER THREE PROMPTS,
                            I'm sorry. You are experiencing problems. Please
                            call again later or sign your proxy card and return
                            it in the postage-paid envelope.
--------------------------------------------------------------------------------
SPEECH 2                    Please enter your seven digit NUMERIC Control Number
                            that is located in the box, directly under your
                            company number.
--------------------------------------------------------------------------------
SPEECH 2A                   IF INCORRECT CONTROL NUMBER HAS BEEN ENTERED,

                            I'm sorry. That was an incorrect control number. Please reenter the seven digit numeric control number now.

                            IF INCORRECTLY ENTERED THREE TIMES,
                            I'm sorry. The control numbers you entered were invalid. Please call again later or sign your proxy card and return it in the postage-paid envelope.

                            IF NOT ENTERING AFTER ONE OR TWO PROMPTS,
                            Please enter your seven digit control number now.

                            IF NOT ENTERING AFTER THREE PROMPTS,
                            I'm sorry. You are experiencing problems. Please call again later or sign your proxy card and return it in the postage-paid envelope.

                            WHEN CORRECTLY ENTERED, SYSTEM GOES TO SPEECH 3.
--------------------------------------------------------------------------------
SPEECH 3 To vote as the General Mills, Inc. Board recommends on ALL proposals - Press 1 now. To vote on each proposal separately, Press 0 now.

                            IF 1 IS PRESSED, SYSTEM GOES TO CLOSING A. IF 0 IS
                            PRESSED, SYSTEM GOES TO SPEECH 4.
--------------------------------------------------------------------------------
SPEECH 4                    Proposal 1:

                            To vote for ALL Nominees, Press 1; to Withhold from all Nominees, Press 9; To withhold from an individual nominee, Press 0. Make your selection now.

                            IF 1 IS PRESSED, SYSTEM GOES TO SPEECH 6. IF 9 IS PRESSED, SYSTEM GOES TO SPEECH 6. IF 0 IS PRESSED, SYSTEM GOES TO SPEECH 5.
--------------------------------------------------------------------------------
SPEECH 5 Enter the two digit number that appears next to the nominee you DO NOT wish to vote for. Make your selection now.

                            Press 1 to withhold from another Nominee or Press 0 if you have completed voting on Directors.

                            SUBSET:  IF 1 - REPEAT SUBSET - "ENTER THE TWO....."
                                     IF 0 - GO TO PROPOSAL 2, SPEECH 6.
--------------------------------------------------------------------------------
SPEECH 6                    Proposal 2:
                            To vote FOR, Press 1; AGAINST, Press 9; Abstain,
                            Press 0. IF 1, 9 OR 0 PRESSED, GO TO SPEECH 7.
--------------------------------------------------------------------------------
SPEECH 7                    Proposal 3:
                            To vote FOR, Press 1; AGAINST, Press 9; Abstain,
                            Press 0. IF 1,9 OR 0 PRESSED, GO TO SPEECH 8.
--------------------------------------------------------------------------------
SPEECH 8                    Proposal 4:
                            To vote FOR, Press 1, AGAINST, Press 9, Abstain,
                            Press 0. AFTER COMPLETION - GO TO CLOSING B
--------------------------------------------------------------------------------
CLOSING A                   You have voted as the Board recommended. If this is
                            correct, Press 1; if incorrect, Press 0.

                            IF 1 IS PRESSED, GO TO SPEECH 9. IF 0 IS PRESSED, GO
                            TO SPEECH 10.
--------------------------------------------------------------------------------
CLOSING B                   Your votes have been cast as follows:
                            Proposal 1 - For All - Withhold All -
                                For All Except___
                            Proposal 2 - For, Against, Abstain
                            Proposal 3 - For, Against, Abstain
                            Proposal 4 - For, Against, Abstain

                            If this is correct, Press 1; if incorrect, Press 0.

                            IF 1 IS PRESSED, GO TO SPEECH 10. IF 0 IS PRESSED,
                            GO TO SPEECH 9.
--------------------------------------------------------------------------------
SPEECH 9                    Your votes have been canceled.  Please call again,
                            or mark, sign, date and return your proxy card in
                            the envelope provided.  Good bye.
--------------------------------------------------------------------------------
SPEECH 10                   Thank you for voting.
--------------------------------------------------------------------------------

[LOGO] General Mills

WELCOME TO GENERAL MILLS, INC.'S ELECTRONIC VOTING.
Access to this site is secured.
You will need the 3 digit company number and the 7 digit control number from the top of the card you received by mail along with the Proxy Statement.

Please click on the proceed button below to continue to the secure voting site.

[Proceed]

[LOGO] General Mills

GENERAL MILLS, INC.'S ELECTRONIC VOTING

Please enter and submit the 3 digit company number and the 7 digit control number from the top of the card you received by mail along with the Proxy Statement.


Company number (3 digits):

/---------------------------------/

Control number (7 digits):

/---------------------------------/


[Submit]

------------------------------------------------------------------------
ADDITIONAL INFORMATION ABOUT GENERAL MILLS, INC. IS AVAILABLE AT OUR CORPORATE PAGE.

If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement and mail it in the envelope provided to you.

[LOGO] General Mills

GENERAL MILLS, INC.'S ELECTRONIC VOTING

The control number or the company number that you entered was not recognized. Please use the Back button on your browser, enter the appropriate information and click on the Proceed button.

------------------------------------------------------------------------
ADDITIONAL INFORMATION ABOUT GENERAL MILLS, INC. IS AVAILABLE AT OUR CORPORATE PAGE.

If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement and mail it in the envelope provided to you.

[LOGO] General Mills

GENERAL MILLS, INC.'S ELECTRONIC VOTING

Your identification number was recognized. Your name, address, and the number of shares you owned as of the record date on the records of Wells Fargo Shareowner Services, General Mills, Inc.'s transfer agent, appear below. If you own shares in street name or through a broker, they will not appear in this listing.



---------------------------- ---------------------------- -------------------
        Stockholder               Source of Shares         Number of Shares
---------------------------- ---------------------------- -------------------
Test Person                                        COM              144.235
Somewhere Nice
Anywhere, Anystate 11111                            RS           35,646.000

                                                   VIP            7,187.319
---------------------------- ---------------------------- -------------------


The following online proxy card allows you to electronically authorize the voting of these shares. Your vote will not be authorized until you have clicked the SUBMIT YOUR VOTE button. Voting is explained in the Proxy Statement which you received by mail.

                                    [Proceed]


------------------------------------------------------------------------
ADDITIONAL INFORMATION ABOUT GENERAL MILLS, INC. IS AVAILABLE AT OUR CORPORATE PAGE.

If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement and mail it in the envelope provided to you.

[LOGO] G
.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
GENERAL MILLS


The following online proxy card allows you to electronically authorize the voting of your shares. Your vote will not be authorized until you have clicked the SUBMIT YOUR VOTE button. The items to be voted are explained in the Proxy Statement which you received by mail.

                               GENERAL MILLS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                           MONDAY, SEPTEMBER 23, 2002
                       11:00 a.m. (CENTRAL DAYLIGHT TIME)

                         THE CHILDREN'S THEATRE COMPANY
                             2400 THIRD AVENUE SOUTH
                                 MINNEAPOLIS, MN

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


I appoint Stephen W. Sanger, Stephen R. Demeritt and Raymond G. Viault, together and separately, as proxies to vote all shares of common stock that I have power to vote at the annual meeting of stockholders to be held on September 23, 2002 at Minneapolis, Minnesota, and at any adjournment thereof, in accordance with the instructions below and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.

If you click on the "Submit Your Vote" button without direction on any matter, the proxy will be voted "FOR" Items 1 and 2 and "AGAINST" Items 3 and 4.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 and 2 AND "AGAINST" ITEMS 3 and 4.
--------------------------------------------------------------------------------

THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR.

                           For all Nominees     Withhold
                           Except As Noted      As To All
                           Below                Nominees

1. Election of directors:       [ ]                 [ ]

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), click on the box next to the nominee's name below.)

         [ ] Stephen R. Demeritt    [ ] Livio D. DeSimone
         [ ] William T. Esrey       [ ] Raymond V. Gilmartin
         [ ] Judith R. Hope         [ ] Robert L. Johnson
         [ ] John M. Keenan         [ ] Heidi G. Miller
         [ ] Stephen W. Sanger      [ ] A. Michael Spence
         [ ] Dorothy A. Terrell     [ ] Raymond G. Viault
         [ ] Paul S. Walsh

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 2.
                                                          For   Against  Abstain
2. Approval of appointment of KPMG LLP as independent
   auditors.                                              [ ]     [ ]      [ ]

THE BOARD RECOMMENDS A VOTE "AGAINST" PROPOSALS 3 AND 4.

                                                          For   Against  Abstain
3. Stockholders proposal concerning genetically
   engineered food products.                              [ ]     [ ]      [ ]

                                                          For   Against  Abstain
4. Stockholders proposal concerning global workers
   rights standards.                                      [ ]     [ ]      [ ]
--------------------------------------------------------------------------------

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1 AND 2 AND "AGAINST" ITEMS 3 AND 4.

If you are a joint owner of the shares being voted, by clicking the SUBMIT YOUR VOTE button, you attest that all owners of such shares have consented to the authorization of this proxy.

If you are holding the shares being voted as an executor, administrator, trustee, guardian, or attorney-in-fact, or if you are an officer of a corporate stockholder, by clicking the SUBMIT YOUR VOTE button, you attest that you have the authority to authorize this proxy.

                                SUBMIT YOUR VOTE

--------------------------------------------------------------------------------
ADDITIONAL INFORMATION ABOUT GENERAL MILLS, INC. IS AVAILABLE AT OUR CORPORATE PAGE.

If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement and mail it in the envelope provided to you.

[LOGO] G
.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
GENERAL MILLS

GENERAL MILLS, INC.'S ELECTRONIC PROXY


The submission of your electronic proxy is now complete, and is summarized below.

1. Election of directors:

FOR ALL NOMINEES

2. Approval of appointment of KPMG LLP as independent auditors.

FOR

3. Stockholders proposal concerning genetically engineered food products.

AGAINST

4. Stockholders proposal concerning global workers rights standards.

AGAINST

If this IS NOT how you intended to vote, please use the back function of your browser to return to the card and correct your vote.
If this is how you intended to vote, please select the proceed button below.

                                     PROCEED

--------------------------------------------------------------------------------
ADDITIONAL INFORMATION ABOUT GENERAL MILLS, INC. IS AVAILABLE AT OUR CORPORATE PAGE.

If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement and mail it in the envelope provided to you.